UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Drive Shack Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DRIVE SHACK INC.

April 13, 2018

Dear Fellow Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Drive Shack Inc. to be held at Dyker Beach Golf Course, 1030 86th St., Brooklyn, New York 11228, on May 25, 2018, at 8:00 a.m., Eastern Time. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials.

IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to vote today by Internet, by telephone or by completing, signing and returning your proxy card in the envelope provided.

PLEASE NOTE THAT YOU MUST FOLLOW THESE INSTRUCTIONS IN ORDER TO ATTEND AND BE ABLE TO VOTE AT THE ANNUAL MEETING: All Stockholders may vote in person at the Annual Meeting. In addition, any stockholder may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person as the proxy with power to vote your shares on your behalf. If you are a beneficial owner of shares, you must take the following three steps in order to be able to attend and vote at the Annual Meeting: (1) obtain a legal proxy from your broker, bank or other holder of record and present this legal proxy to the inspector of elections along with your ballot, (2) contact our Investor Relations department to obtain an admission card and present this admission card to the inspector of elections and (3) present an acceptable form of photo identification, such as a driver’s license or passport, to the inspector of elections.

Sincerely,

Wesley R. Edens Chairman of the Board of Directors

DRIVE SHACK INC.
NOTICE OF THE 2018 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Drive Shack Inc.:

The annual meeting of stockholders of Drive Shack Inc., a Maryland corporation, will be held at Dyker Beach Golf Course, 1030 86th St., Brooklyn, New York 11228, on May 25, 2018, at 8:00 a.m., Eastern Time. The matters to be considered and acted upon by stockholders at the Annual Meeting, which are described in detail in the accompanying materials, are:

(i)	a proposal to elect two Class I directors to serve until the 2021 annual meeting of stockholders, and until their successors are elected and duly qualified;
(ii)	a proposal to approve the appointment of Ernst & Young LLP as independent registered public accounting firm for Drive Shack Inc. for fiscal year 2018;
(iii)	a proposal to approve the Drive Shack Inc. 2018 Omnibus Incentive Plan; and
(iv)	any other business properly presented at the Annual Meeting.

Stockholders of record at the close of business on March 29, 2018 will be entitled to notice of and to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. A Proxy Statement, proxy card and self-addressed envelope are enclosed. Return the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States. You can also vote by telephone or by the Internet by following the instructions provided on the proxy card. Whether or not you plan to attend the Annual Meeting in person, please vote by one of these three methods. If you are the record holder of your shares and you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

By Order of the Board of Directors,

/s/ Sara A. Yakin
Sara A. Yakin Secretary

111 W. 19th Street, 8th Floor
New York, NY 10011
April 13, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 25, 2018:

The Notice of Annual Meeting, Proxy Statement and the Annual Report on Form 10-K
are available on the Investor Relations section of our website at
http://ir.driveshack.com.

DRIVE SHACK INC.
111 W. 19th Street, 8th Floor
New York, NY 10011

PROXY STATEMENT

For the 2018 Annual Meeting of Stockholders to Be Held on
May 25, 2018

This Proxy Statement and the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of Drive Shack Inc., a Maryland corporation, for use at the Annual Meeting to be held on May 25, 2018 and any adjournments or postponements thereof. “We,” “our,” “us,” “the company” and “Drive Shack” each refers to Drive Shack Inc. The mailing address of our executive office is 111 W. 19th Street, 8th Floor, New York, NY 10011. This Proxy Statement, the accompanying proxy card and the notice of annual meeting are first being mailed to holders of our common stock, par value $0.01 per share, which we refer to in this proxy statement as the “common stock”, on or about April 13, 2018.

At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this Proxy Statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

Matters to be considered at the Annual Meeting

At the Annual Meeting, stockholders of the company’s common stock will vote upon:

(i)	a proposal to elect two Class I directors to serve until the 2021 annual meeting of stockholders, and until their successors are elected and duly qualified;
(ii)	a proposal to ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the company for fiscal year 2018;
(iii)	a proposal to approve the Drive Shack Inc. 2018 Omnibus Incentive Plan; and
(iv)	any other business that may properly come before the annual meeting of stockholders or any adjournment of the annual meeting.

GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

The enclosed proxy is solicited by and on behalf of our Board of Directors. The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the company. In addition to the use of the mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone or otherwise. The company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record as of the close of business on March 29, 2018, and will provide reimbursement for the cost of forwarding the material.

Stockholders Entitled to Vote

As of March 29, 2018, there were outstanding and entitled to vote 66,977,104 shares of our common stock. Each share of our common stock entitles the holder to one vote. Stockholders of record at the close of business on March 29, 2018 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

We also have outstanding 1,347,321 shares of our 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of our 8.05% Series C Cumulative Redeemable Preferred Stock and 620,000 shares of our 8.375% Series D Cumulative Redeemable Preferred Stock. These shares have no voting rights, except in limited circumstances, none of which are applicable to the matters that will be presented for consideration at the Annual Meeting.

Stockholder of Record. If your shares are registered directly in your name with the company’s transfer agent, American Stock Transfer & Trust Company LLC, you are considered the stockholder of record with respect to those shares, and these proxy materials were sent directly to you by the company.

Street Name Holders. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials were forwarded to you by your bank or broker. The bank or broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct your bank or broker on how to vote the shares held in your account. If you wish to attend the Annual Meeting, you will need to obtain a “legal proxy” from your bank or broker.

Required Vote

A quorum will be present if the holders of a majority of the outstanding shares entitled to vote are present, in person or by proxy, at the Annual Meeting. If you have returned a valid proxy or if you hold your shares in your own name as holder of record and attend the Annual Meeting in person, your shares will be counted as present for the purpose of determining whether there is a quorum. Votes to “withhold,” abstentions and “broker non-votes” (as described below) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the meeting or by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained.

For the election of the nominees to our Board of Directors, the affirmative vote of a plurality of all the votes cast at the Annual Meeting is sufficient to elect the nominee if a quorum is present, meaning each nominee will be elected if he receives at least one “for” vote. The affirmative vote of a majority of the votes cast by holders of our common stock at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, and the Drive Shack Inc. 2018 Omnibus Incentive Plan.

Broker non-votes are instances where a broker holding shares of record for a beneficial owner does not vote the shares because it has not received voting instructions from the beneficial owner and therefore is precluded by the rules of the New York Stock Exchange, which we refer to in this Proxy Statement as “NYSE”, from voting on a particular matter. Under NYSE rules, when a broker holding shares in “street name” does not receive voting instructions from a beneficial owner, the broker has discretionary authority to vote on certain routine matters but is prohibited from voting on non-routine matters. Brokers who do not receive instructions are not entitled to vote on the election of directors or the proposal to approve the Drive Shack Inc. 2018 Omnibus Incentive Plan, but they are entitled to vote on the ratification of the appointment of the independent registered public accounting firm.

A vote “withheld” from a director nominee or a broker non-vote on a director nominee will have no effect on the outcome of the vote because a plurality of the votes cast at the Annual Meeting is required for the election of each director, meaning each nominee will be elected if he receives at least one “for” vote. Similarly, if you abstain from voting on the ratification of the appointment of the independent registered public accounting firm, your abstention will not affect the outcome because abstentions are not counted as votes cast on such proposal under NYSE rules. For purposes of the vote to approve the Drive Shack Inc. 2018 Omnibus Incentive Plan, an abstention will be counted in the number of votes cast on such proposal under NYSE rules and therefore will have the same effect as a vote “against” the proposal, and broker non-votes will have no effect on the outcome of the proposal.

If the enclosed proxy is properly executed and returned to us in time to be voted at the Annual Meeting, it will be voted as specified on the proxy unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the shares of common stock represented by the proxy will be voted as follows:

(i)	FOR the election of the Class I nominees to our Board of Directors;
(ii)	FOR the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2018;
(iii)	FOR the approval of the Drive Shack Inc. 2018 Omnibus Incentive Plan; and
(iv)	in the discretion of the proxy holder on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

As of the date of this Proxy Statement, we are not aware of any other matter to be raised at the Annual Meeting.

Voting

Stockholders of Record. If you are a stockholder of record, you may instruct the proxies to vote your shares by telephone, by the Internet or by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may vote your shares of our common stock in person at the Annual Meeting.

Street Name Holders. If you are a street name holder, you will receive instructions from your bank or broker that you must follow to be able to attend the Annual Meeting or to have your shares voted at the Annual Meeting.

Right to Revoke Proxy

Stockholders of Record. If you are a stockholder of record, you may revoke your proxy instructions through any of the following methods:

•	send written notice of revocation, prior to the Annual Meeting, to our Secretary, Sara A. Yakin, at Drive Shack Inc., 111 W. 19th Street, 8th Floor, New York, NY 10011;
•	sign, date and mail a new proxy card to our Secretary;
•	dial the number provided on the proxy card and vote again;
•	log onto the Internet site provided on the proxy card and vote again; or
•	attend the Annual Meeting and vote your shares in person.

Street Name Holders. If you are a street name holder, you must contact your bank or broker to receive instructions as to how you may revoke your proxy instructions.

Copies of Annual Report to Stockholders

A copy of our Annual Report on Form 10-K for our most recently completed fiscal year, which has been filed with the Securities and Exchange Commission, which we refer to in this Proxy Statement as the “SEC”, will be mailed to stockholders entitled to vote at the Annual Meeting who have elected to receive a hard copy of the proxy materials and is also available without charge to stockholders upon written request to: Drive Shack Inc., 111 W. 19th Street, 8th Floor, New York, NY 10011, Attention: Investor Relations. You can also find an electronic version of our Annual Report on the Investor Relations section of the Drive Shack website (http.//ir.driveshack.com).

Voting Results

Broadridge Financial Solutions, Inc., our independent tabulating agent, will count the votes and act as the inspector of election. We will publish the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days of the Annual Meeting.

Confidentiality of Voting

We keep all proxies, ballots and voting tabulations confidential as a matter of practice. We permit only our inspector of election, to examine these documents.

Recommendations of the Board of Directors

The Board of Directors recommends a vote:

(i)	FOR the election of the Class I nominees to our Board of Directors;
(ii)	FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the company for fiscal year 2018; and
(iii)	FOR the approval of the Drive Shack Inc. 2018 Omnibus Incentive Plan.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The first proposal is to elect two Class I directors to serve until the 2021 annual meeting of stockholders, and until their respective successors are duly elected and qualified.

Our charter authorizes the number of directors to be not less than one, nor more than fifteen. The number of directors on the Board is currently fixed at five. Our Board of Directors is divided into three classes. The members of each class of directors serve staggered three-year terms.

Our current Board of Directors is classified as follows:

Class	Term Expiration	Director	Age
Class I	2018	Stuart A. McFarland	71
		Clifford Press	64
		Alan L. Tyson	61
Class II	2019	Kevin J. Finnerty	63
Class III	2020	Wesley R. Edens	56

Following the retirement of Kenneth M. Riis from the Board of Directors on December 11, 2017, the Board of Directors fixed the number of directors on the Board at five. Mr. Tyson is not standing for re-election and his term as a Class I director will expire at the Annual Meeting. Accordingly, the Board of Directors has fixed the number of directors on the Board at four, effective upon conclusion of the Annual Meeting.

The Board of Directors has unanimously proposed Stuart A. McFarland and Clifford Press as nominees for election as a Class I directors. The director-nominees currently serve on our Board of Directors. If elected at the Annual Meeting, Messrs. McFarland and Press will hold office until the 2021 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier retirement, resignation or removal.

Unless otherwise instructed, we will vote all proxies we receive FOR Stuart A. McFarland and Clifford Press. If either of the nominees becomes unable to stand for election as a director, an event that our Board of Directors does not presently expect, the proxy will be voted for a replacement nominee if one is designated by our Board of Directors.

The Board of Directors recommends that you vote FOR the election of Messrs. McFarland and Press to serve as Class I directors until the 2021 annual meeting of the stockholders, and until their successors are duly elected and qualified.

Information Concerning Our Directors, Including the Director Nominees

Set forth below is certain biographical information for our directors, including the director-nominees, as well as the month and year each person was first elected as one of our directors.

Each of our directors was selected because of the knowledge, experience, skill, expertise and diversity the director contributes to the Board of Directors as a whole. Our directors have extensive familiarity with our business and experience from senior positions in large, complex organizations. In these positions, they gained core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, and leadership development. The Nominating and Corporate Governance Committee believes that each of the directors also has key attributes that are important to an effective Board of Directors: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience, and thought; and the commitment to devote significant time and energy to service on the Board of Directors and its committees.

Wesley R. Edens Chairman of the Board of Directors since inception
Mr. Edens has been Chairman of our Board since our inception and served as our Chief Executive Officer from our inception until February 2007. He is the Co-Chief Executive Officer of Fortress Investment Group LLC, which we refer to in this Proxy Statement as “Fortress”, a global investment management firm, and has been a member of the Board of Directors since November 2006. Mr. Edens has been a principal and a member of the Management Committee of Fortress since co-founding Fortress in May 1998. Previously, Mr. Edens served as Chief Executive Officer of Fortress from inception to August 2009. Mr. Edens has primary investment oversight of Fortress’ private equity and publicly traded alternative investment businesses. He is the Chairman of the board of directors of each of New Media Investment Group Inc., New Senior Investment Group Inc. and OneMain Holdings Inc. He is a director of Mapeley Limited. Mr. Edens previously served on the board of the following publicly traded companies and registered investment companies: Florida East Coast Railway Corp. from December 2007 to June 2017, Intrawest Resorts Holdings Inc. from January 2014 to July 2017, Fortress Transportation and Infrastructure Investors LLC from May 2015 to May 2016, Gaming and Leisure Properties Inc. from October 2013 to October 2016, New Residential Investment Corp. from April 2013 to May 2016, Nationstar Mortgage Holdings Inc. from February 2012 to July 2016, Brookdale Senior Living Inc., from September 2005 to June 2014; GAGFAH S.A. from September 2006 to June 2014; PENN National Gaming Inc. from October 2008 to November 2013 and GateHouse Media Inc., from June 2005 to November 2013. Prior to forming Fortress, Mr. Edens was a partner and managing director of BlackRock Financial Management Inc. (an investment management firm), where he headed BlackRock Asset Investors, a private equity fund. In addition, Mr. Edens was formerly a partner and managing director of Lehman Brothers. Mr. Edens’ extensive credit, private equity finance and management expertise, extensive experience as an officer and director of public companies and his deep familiarity with our company led the Board to conclude that Mr. Edens should be elected to serve as a director.

Kevin J. Finnerty Director since August 2005
Mr. Finnerty has been a member of our Board and a member of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of our Board since August 2005. Mr. Finnerty has been a member of the New Residential Investment Corp. board of directors since August 2013. Mr. Finnerty is an employee of Mariner Investment Group and the Founding Partner of Galton Capital Group, a residential mortgage credit fund manager. Mr. Finnerty is a former founder and the Managing Partner of F.I. Capital Management, an investment company focused on agency-mortgage related strategies. Previously, Mr. Finnerty was a Managing Director at J.P. Morgan Securities Inc., where he headed the Residential Mortgage Securities Department. Mr. Finnerty joined Chase Securities Inc. in December 1999. Prior to joining Chase Securities Inc., Mr. Finnerty worked at Union Bank of Switzerland from November 1996 until February 1998, where he headed the Mortgage Backed Securities Department, and at Freddie Mac from January 1999 until June 1999, where he was a Senior Vice President. Between 1986 and 1996, Mr. Finnerty was with Bear Stearns & Co. Inc., where he was a Senior Managing Director and ultimately headed the MBS Department and served as a member of the board of directors from 1993 until 1996. Mr. Finnerty was Co-Chair of the North American People Committee at JPMorganChase and Chairman of the Mortgage and Asset-Backed Division of the Bond Market Association for the year 2003. Mr. Finnerty’s knowledge, skill, expertise and experience as described above, as well as his deep familiarity with our company, led our Board of Directors to conclude that Mr. Finnerty should be elected to serve as a director.

Stuart A. McFarland Director since October 2002
Mr. McFarland has been a member of our Board of Directors since October 2002, and chairman of the Audit Committee and member of the Nominating and Corporate Governance Committee and Compensation Committee of our Board of Directors since November 2002. Beginning in 1997, Mr. McFarland worked for Federal City Capital Advisors, LLC, which is now a dormant entity, where he most recently served as Managing Director. Mr. McFarland was Chairman of Federal City Bancorp, Inc. from 2005 to 2007 and President and Chief Executive Officer of Pedestal Inc., an internet secondary mortgage market trading exchange, from 1997 to 2001. Mr. McFarland was Executive Vice President and General Manager of GE Capital Mortgage Services and President and CEO of GE Capital Asset Management Corporation from 1990 to 1995. Prior to

GE Capital, Mr. McFarland was President and CEO of Skyline Financial Services Corp. from 1988 to 1990. Before joining Skyline, Mr. McFarland was President and CEO of National Permanent Federal Savings Bank in Washington, D.C. from 1986 to 1987. From 1981 to 1986, Mr. McFarland was Executive Vice President—Operations and Chief Financial Officer with Fannie Mae (Federal National Mortgage Association). From 1972 to 1981, he was President and Director of Ticor Mortgage Insurance Company in Los Angeles, California. Mr. McFarland serves as a Director and member of the audit committee of the Brookfield Investment Funds and as Lead Director and member of the audit committee of New America High Income Fund, Inc., and as a Director, chairman of the audit committee and member of the compensation committee of New Senior Investment Group Inc. From 2003 to 2013, Mr. McFarland served as a Director and the Lead Independent Director of the Brandywine Funds. Mr. McFarland also serves as a Director and Member of the Executive Committee of the Center for Housing Policy and is a member of the Trustees Council of The National Building Museum. Mr. McFarland’s knowledge, skill, expertise and experience as described above, as well as his deep familiarity with our company, led our Board of Directors to conclude that Mr. McFarland should be elected to serve as a director.

Clifford Press Director since February 2016
Mr. Press has been a member of our Board of Directors and a member of the Nominating and Corporate Governance Committee of our Board of Directors since February 2016. Mr. Press has been a Managing Member of OPP, LLC and its predecessor firm, Oliver Press Partners, LLC, an investment advisory firm, since March 2005. From 1986 to March 2003, Mr. Press served as a General Partner of Hyde Park Holdings, Inc., a private equity investment firm. From March 2008 to November 2009, Mr. Press served as a director and member of the Governance & Nominating Committee of Coherent Inc. (NASDAQ: COHR), a manufacturer of laser based photonic products. From December 2011 to February 2013, Mr. Press served as a director of SeaBright Holdings, Inc. (formerly NYSE:SBX), a specialty provider of multi-jurisdictional workers’ compensation insurance. From 2001 to June 2011, Mr. Press served as a director of GM Network Ltd., a private holding company providing Internet-based digital currency services. Mr. Press received his MA degree from Oxford University and an MBA degree from Harvard Business School. Mr. Press was appointed pursuant to an agreement with BLR Partners LP and its affiliates. Mr. Press’s knowledge, skill, expertise and experience as described above led our Board of Directors to conclude that Mr. Press should be elected to serve as a director.

Compensation of Directors

The total annual compensation generally payable to our non-employee directors is $125,000. In addition, we pay an annual fee to the chair of the Audit Committee of the Board of Directors of $10,000. Beginning in 2018, subject to the approval by our stockholders of the Drive Shack Inc. 2018 Omnibus Incentive Plan, we will pay an annual fee of $5,000, payable in RSUs, to the chairs of our Compensation Committee and Nominating and Corporate Governance Committee, and the $10,000 fee payable to the chair of our Audit Committee will be payable in RSUs. All of our non-employee directors are reimbursed for their costs and expenses in attending all meetings of our Board of Directors. Mr. Edens is not compensated by the company for his service as director.

Of the total compensation paid to our non-employee directors in 2017, $75,000 is paid in cash (unless a director elects to receive common stock in lieu of cash). The remainder is paid in common stock. We generally make the grant of common stock on the first business day after our annual stockholders’ meeting. The number of shares awarded is based on the fair market value of a share of our common stock on the date of grant. Beginning in 2018, subject to the approval by our stockholders of the Drive Shack Inc. 2018 Omnibus Incentive Plan, the common stock component of our non-employee director compensation will be replaced with RSUs.

Director Compensation Table for 2017

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Total
Kevin J. Finnerty(2)	$75,000	$50,000	—	$125,000
Stuart A. McFarland	$85,000	$50,000	—	$135,000
David K. McKown(3)	$—	$50,000	—	$50,000
Clifford Press	$75,000	$50,000	—	$125,000
Kenneth M. Riis(4)	$68,152	$50,000	—	$118,152
Alan L. Tyson(5)	$75,000	$50,000	—	$125,000
(1)	Each non-employee director received an annual award of our common stock pursuant to the 2017 Drive Shack Inc. Nonqualified Option and Incentive Award Plan, which we refer to in this Proxy Statement as the “2017 Plan”, and the additional terms established by resolution of the Board of Directors effective on the first business day after our annual meeting of stockholders, valued at $50,000 based on the fair market value of a share of our common stock on the date of grant. In 2017, such directors accordingly received 15,061 shares of common stock.
(2)	In 2017, Mr. Finnerty elected to receive $75,000 of compensation for his services as a director in the form of common stock in lieu of cash.
(3)	Mr. McKown did not stand for re-election at the 2017 Stockholders Meeting, his term expired on May 25, 2017.
(4)	Mr. Riis resigned from our Board of Directors in December 2017. Mr. Riis elected to receive $37,500 of his pro-rated compensation for his services as a director in the form of common stock in lieu of cash.
(5)	In 2017, Mr. Tyson elected to receive $75,000 of compensation for his services as a director in the form of common stock in lieu of cash.

Determination of Director Independence

At least a majority of the directors serving on the Board of Directors must be independent. For a director to be considered independent, our Board of Directors must determine that the director does not have any direct or indirect material relationship with the company. The Board of Directors has established categorical standards to assist it in determining director independence, which conform to the independence requirements under the NYSE listing rules. Under the categorical standards, a director will be independent unless:

(a)	within the preceding three years: (i) the director was employed by the company; (ii) an immediate family member of the director was employed by the company as an executive officer; (iii) the director or an immediate family member of the director received more than $120,000 per year in direct compensation from the company (other than director or committee fees and pension or other forms of deferred compensation for prior service, so long as such compensation is not contingent on continued service); (iv) the director was employed by or affiliated with the independent registered public accounting firm of the company; (v) an immediate family member of the director was employed by the independent registered public accounting firm of the company as a partner, principal or manager; or (vi) an executive officer of the company was on the compensation committee of a company which employed the director, or which employed an immediate family member of the director as an executive officer; or

(b)	he or she is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Whether directors meet these categorical independence tests will be reviewed and will be made public annually prior to our annual meeting of stockholders. The Board of Directors may determine, in its discretion, that a director is not independent notwithstanding qualification under the categorical standards. The Board of Directors has determined that each of Messrs. Finnerty, McFarland and Press are independent for purposes of NYSE Rule 303A and each such director has no material relationship with the company. In making such determination, the Board of Directors took into consideration: (i) in the case of Mr. Finnerty, that Mr. Finnerty is an independent director and stockholder of New Residential Investment Group Inc., an entity that is managed by the company’s former manager, and where he serves as the Chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee and the Compensation Committee; Mr. Finnerty received a loan in the amount of $500,000 from each of Mr. Edens and Randal Nardone, our former Secretary, as well as principal, director and Chief Executive Officer of Fortress, in 2009, each of which was repaid in full in 2015; (ii) in the case of Mr. McFarland, that Mr. McFarland is an independent director and stockholder of New Senior Investment Group Inc., an entity that is managed by the company’s former manager and where Mr. McFarland serves as the Chairman of the Audit Committee and a member of the Compensation Committee; and (iii) that certain directors have invested in the securities of private investment funds or companies managed by or affiliated with the company’s former manager.

Statement on Corporate Governance

We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Our Board of Directors consists of a majority of independent directors (in accordance with the rules of the NYSE). Our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of the Board of Directors are each composed entirely of independent directors.

We have adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics, which delineate our standards for our officers, directors and employees. We make available, free of charge through a link on our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to such reports, if any, as filed with the SEC as soon as reasonably practicable after such filing. Our website also contains our Code of Business Conduct and Ethics, Code of Ethics for Principal Executive Officers and Senior Financial Officers, Corporate Governance Guidelines, and the charters of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of our Board of Directors. Our website address is http://ir.driveshack.com. You may also obtain these documents by writing the company at 111 W. 19th Street, 8th Floor, New York, NY 10011, Attention: Investor Relations.

Our Code of Business Conduct and Ethics applies to all employees, and each of our directors and officers, including our principal executive officer and principal financial officer. The purpose of the Code of Business Conduct and Ethics is to promote, among other things, honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in public communications and reports and documents that the company files with, or submits to, the SEC, compliance with applicable governmental laws, rules and regulations, accountability for adherence to the Code of Business Conduct and Ethics and the reporting of violations thereof.

Our Code of Ethics for Principal Executive Officers and Senior Financial Officers sets forth specific policies to guide the company’s senior officers in the performance of their duties. The Code of Ethics for Principal Executive Officers and Senior Financial Officers supplements the Code of Business Conduct and Ethics described above. The company intends to disclose any changes in or waivers from either code applicable to the company’s executive officers or directors by posting such information on our website.

The company does not have a policy to separate the roles of Chief Executive Officer and Chairman of the Board of Directors, as the Board of Directors believes it is in the best interests of the company to make that determination based on the position and direction of the company and the membership of the Board. Mr. Edens served as the company’s Chief Executive Officer and Chairman of the Board of Directors until February 2007. Since that time, Mr. Edens has served solely as Chairman of the Board of Directors, an arrangement that allows us to profit from his extensive knowledge of the company and its industry. Our current Chief Executive Officer and President, Sarah L.

Watterson, does not serve as a director, a structure that permits her to focus on the management of the company’s day-to-day operations while still fostering communication between the company’s management and the Board of Directors. The company does not have a lead independent director.

Board and Committee Meetings

During the year ended December 31, 2017, our Board of Directors held nine meetings. No director (other than Mr. Edens) attended fewer than 75 percent of all meetings of our Board of Directors and the committees on which such director served. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. During 2017, the Audit Committee met five times, the Compensation Committee met two times and the Nominating and Corporate Governance Committee met two times. Although director attendance at the company’s annual meeting each year is encouraged, the company does not have an attendance policy.

Audit Committee. Our Board of Directors has a standing Audit Committee composed entirely of independent directors. The current members of the Audit Committee are Messrs. Finnerty, McFarland (Chairman) and Tyson, each of whom has been determined by our Board of Directors to be independent in accordance with the rules of the NYSE and the SEC’s audit committee independence standards. Following the conclusion of the Annual Meeting, Mr. Press, who has also been determined by our Board of Directors to be independent in accordance with the rules of the NYSE and the SEC’s audit committee independence standards, will replace Mr. Tyson on the Audit Committee. The purpose of the Audit Committee is to provide assistance to the Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the company and its subsidiaries, including, without limitation, assisting the Board of Directors’ oversight of (a) the integrity of the company’s financial statements; (b) the company’s compliance with legal and regulatory requirements; (c) the company’s independent registered public accounting firm’s qualifications and independence; and (d) the performance of the company’s independent registered public accounting firm and the company’s internal audit function. The Audit Committee is also responsible for appointing the company’s independent registered public accounting firm and approving the terms of the registered public accounting firm’s services. The Audit Committee operates pursuant to a charter, which is available on our website, http://ir.driveshack.com. You may also obtain the charter by writing the company at 111 W. 19th Street, 8th Floor, New York, NY 10011, Attention: Investor Relations.

The Board of Directors has determined that Mr. McFarland qualifies as an “Audit Committee Financial Expert” as defined by the rules of the SEC. The Board of Directors has also determined that Mr. McFarland’s simultaneous service on the audit committees of Brookfield Investment Funds, New America High Income Fund, Inc. and New Senior Investment Group Inc. would not impair his ability to effectively serve on the Audit Committee. As noted above, our Board of Directors has determined that Mr. McFarland is independent under NYSE and SEC standards.

The company’s risk management is overseen by the Chief Executive Officer, who receives reports directly from other officers and individuals who perform services for the company. Material risks are identified and prioritized by management, and material risks are periodically discussed with the Board of Directors. The Board of Directors regularly reviews information regarding the company’s credit, liquidity and operations, including risks and contingencies associated with each area. In addition to the formal compliance program, the Board of Directors encourages management to promote a corporate culture that incorporates risk management into the company’s corporate strategy and day-to-day business operations.

Compensation Committee. The members of the Compensation Committee are Messrs. Finnerty, McFarland, Press (Chairman) and Tyson, each of whom has been determined by our Board of Directors to be independent in accordance with the rules of the NYSE. The Compensation Committee is responsible for overseeing the annual review of the management agreement with the company’s former manager, through its termination as of January 1, 2018, administering and approving the grant of awards under any incentive compensation plan, including any equity-based plan, of the company and making recommendations to the Board of Directors regarding director compensation. The charter of the Compensation Committee is available on our website, at http://ir.driveshack.com. You may also obtain the charter by writing the company at 111 W. 19th Street, 8th Floor, New York, NY 10011, Attention: Investor Relations.

During 2017, the company did not pay any cash compensation to its executive officers. The Compensation Committee conducted its annual review of the management agreement, after which it advised the full Board of Directors that, in its view the management fees earned by our former manager are fair. Please refer to the section entitled “Certain Relationships and Related Transactions—Amended and Restated Management Agreement” for more information relating to the management agreement, including its termination effective January 1, 2018, and the subsequent internalization of our management, which we refer to in this proxy statement as the “internalization”.

Each member of the Compensation Committee is a “non-employee director” as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, which we refer to in this Proxy Statement as the “Exchange Act”, and is also an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to in this Proxy Statement as the “Code”, as well as being an independent director under the NYSE listing standards and other applicable laws, rules and regulations.

Nominating and Corporate Governance Committee. Our Board of Directors has a standing Nominating and Corporate Governance Committee composed entirely of independent directors. The current members of the Nominating and Corporate Governance Committee are Messrs. Finnerty, McFarland, Press and Tyson (Chairman), each of whom has been determined by our Board of Directors to be an independent director in accordance with the rules of the NYSE. The functions of the Nominating and Corporate Governance Committee include, without limitation, the following: (a) recommending to the Board of Directors individuals qualified to serve as directors of the company and on committees of the Board of Directors; (b) advising the Board of Directors with respect to Board composition, procedures and committees; (c) advising the Board of Directors with respect to the corporate governance principles applicable to the company; and (d) overseeing the evaluation of the Board of Directors. The charter of the Nominating and Corporate Governance Committee is available on our website, at http://ir.driveshack.com. You may also obtain the charter by writing the company at 111 W. 19th Street, 8th Floor, New York, NY 10011, Attention: Investor Relations.

The Nominating and Corporate Governance Committee, as required by the company’s Bylaws, will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate and may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

The company’s Bylaws provide certain procedures that a stockholder must follow to nominate persons for election to the Board of Directors. Nominations for director at an annual stockholder meeting must be submitted in writing to the company’s Secretary at Drive Shack Inc., 111 W. 19th Street, 8th Floor, New York, NY 10011. The Secretary must receive the notice of a stockholder’s intention to introduce a nomination at an annual stockholders’ meeting (together with certain required information set forth in the company’s Bylaws) within the time frames set forth below under “Advance Notice for Stockholder Nominations and Proposals for 2019 Annual Meeting.”

The Nominating and Corporate Governance Committee believes that the qualifications for serving as a director of the company are, taking into account such person’s familiarity with the company, possession of such knowledge, experience, skills, expertise, integrity and diversity as would enhance the Board’s ability to manage and direct the affairs and business of the company, including, when applicable, the ability of committees of the Board of Directors to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE rule.

In addition to considering a director-candidate’s background and accomplishments, the process for identifying and evaluating all nominees includes a review of the current composition of the Board of Directors and the evolving needs of our business. The Nominating and Corporate Governance Committee will identify potential nominees by asking current directors and executive officers to notify the Nominating and Corporate Governance Committee if they become aware of suitable candidates. The Nominating and Corporate Governance Committee also may, from time to time, engage firms that specialize in identifying director candidates. As described above, the Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders. Our evaluation of nominees does not necessarily vary depending on whether or not the nominee was nominated by a stockholder. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. We do not have a formal policy with regard to the consideration of diversity in identifying director-nominees, but the Nominating and Corporate Governance Committee strives to nominate individuals with a variety of complementary skills. The Nominating and Corporate Governance Committee assesses its achievement of diversity through the review of the Board’s composition as part of the Board’s annual self-assessment process.

Stockholder Communications with Directors

The company provides the opportunity for stockholders and interested parties to communicate with our directors. You can contact our Board of Directors to provide comments, to report concerns, or to ask a question, at the following address:

Drive Shack Inc.
Secretary
111 W. 19th Street, 8th Floor
New York, NY 10011

Stockholders may contact the non-management directors (including the director who presides over the executive sessions of non-management directors, or the non-management directors as a group, or the Audit Committee as a group) at the address above or at the following email address: NonManagementDirectors@driveshack.com.

All communications received as set forth in the preceding paragraph will be opened by the Legal and Compliance Departments, for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, sufficient copies of the contents will be made for each director who is a member of the group or committee to which the envelope or e-mail is addressed. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

REPORT OF THE AUDIT COMMITTEE

In accordance with and to the extent permitted by the rules of the SEC, the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of the company’s future filings made under the Exchange Act, and shall not be deemed to be “soliciting material” or to be “filed” under the Exchange Act or the Securities Act of 1933, as amended, which we refer to in this Proxy Statement as the “Securities Act”.

The Audit Committee operates under a written charter approved by the Board of Directors, consistent with the corporate governance rules issued by the SEC and the NYSE. The Audit Committee’s charter is available on the company’s website at http://ir.driveshack.com. The members of the Audit Committee hold executive sessions during the course of the year.

The Audit Committee oversees the company’s financial reporting process on behalf of the Board of Directors. It is not the duty of the Audit Committee to prepare the company’s financial statements, to plan or conduct audits or to determine that the company’s financial statements are complete and accurate in accordance with generally accepted accounting principles. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations and cash flows of the company in conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the company’s internal controls over financial reporting, including a review of management’s and the independent registered public accounting firm’s assessments of and reports on the effectiveness of internal control over financial reporting and any significant deficiencies or material weaknesses.

The Audit Committee has reviewed and discussed with management the audited financial statements in the annual report to stockholders.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard 1301, as adopted by the Public Company Accounting Oversight Board, which we refer to in this Proxy Statement as the “PCAOB”, other standards of the PCAOB, rules of the SEC and other applicable regulations, including the auditor’s judgment as to the quality, not just the acceptability, of the accounting principles, the consistency of their application and the clarity and completeness of the audited financial statements.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable PCAOB requirements, and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors agreed) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2017, for filing with the SEC. The Audit Committee and the Board of Directors also have recommended, subject to stockholder approval, the selection of the company’s independent registered public accounting firm for fiscal year 2018.

The Audit Committee

Stuart A. McFarland, Chairman
Kevin J. Finnerty
Alan L. Tyson

Executive Sessions of Non-Management Directors

Executive sessions of the non-management directors occur during the course of the year. “Non-management directors” include all directors who are not officers of the company or, prior to January 1, 2018, employees of the company’s former manager. The non-management director presiding at those sessions may rotate from meeting to meeting among the chair of each of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee, to the extent the director is present at the executive session.

EXECUTIVE OFFICERS

The following table shows the names and ages of our executive officers and the positions held by each individual. A description of the business experience of each for at least the past five years follows the table.

Name	Age	Position
Sarah L. Watterson	30	Chief Executive Officer and President
Lawrence A. Goodfield, Jr.	39	Chief Financial Officer, Chief Accounting Officer and Treasurer
Sara A. Yakin	31	Chief Operating Officer and Secretary

Sarah L. Watterson has been our Chief Executive Officer and President since September 2016. Through January 1, 2018, Ms. Watterson was also a Managing Director in the Private Equity group of Fortress. During her time at Fortress, Ms. Watterson gained significant experience in the leisure and entertainment sectors, working across businesses such as Intrawest Resorts and the Milwaukee Bucks. Prior to joining Fortress in 2011, Ms. Watterson worked at Goldman Sachs where she was a member of the global securities team. Ms. Watterson graduated Summa Cum Laude from Cornell University with a Bachelor of Science in Applied Economics and Management.

Lawrence A. Goodfield, Jr. has been our Chief Financial Officer, Chief Accounting Officer and Treasurer since September 2016. Through January 1, 2018, Mr. Goodfield was also a Managing Director in the Private Equity group of Fortress. Prior to joining Fortress, Mr. Goodfield served as Senior Vice President and Controller at W.P. Carey, a leading global net-lease REIT that provides long-term sale-leaseback and build-to-suit financing solutions to companies worldwide, from January through September 2016, where he was responsible for directing accounting, financial reporting, and internal controls. Mr. Goodfield also formerly served in the audit and advisory practices, with a specialization in real estate, at PricewaterhouseCoopers from 2001 through 2015. Mr. Goodfield received a B.S. in Accounting from Pennsylvania State University and is a Certified Public Accountant.

Sara A. Yakin has been our Chief Operating Officer and Secretary since September 2016. Through January 1, 2018, Ms. Yakin was also a Managing Director within Fortress’ Private Equity group and, since joining Fortress in 2013, worked with a number of operating businesses owned or managed by Fortress, including New Media Investment Group. Prior to joining Fortress, Ms. Yakin worked at Barclays Bank in its sales and trading division from 2008 to 2013. Ms. Yakin graduated Magna Cum Laude from Cornell University with a Bachelor of Science from the Department of Communication.

In connection with the internalization of management, as further described in the section entitled “Certain Relationships and Related Transactions—Amended and Restated Management Agreement”, the company offered each of our executive officers the opportunity to enter into letter agreements, effective as of January 1, 2018. Pursuant to the terms of each letter agreement, each executive officer’s employment is at will and may be terminated at any time by the company or such executive officer. Under the terms of each letter agreement, each executive officer will be entitled to receive an annual base salary and will be eligible to participate in a bonus incentive plan and entitled to participate in employee benefit plans made available to other similarly situated employees.

EXECUTIVE AND MANAGER COMPENSATION

Compensation Discussion and Analysis

Introduction

Until January 1, 2018, each of our officers was an employee of our former manager or an affiliate of our former manager. Our officers were compensated by our former manager (or the applicable affiliate) and did not receive any compensation directly from us. We did not reimburse our former manager or any of its affiliates for the compensation of any of our officers and did not make any decisions regarding the compensation of our officers. For a description of our former manager’s compensation, please refer to the section entitled “Certain Relationships and Related Transactions—Management Agreement.”

In accordance with the management agreement, our officers devoted such portion of their time to our affairs as was required for the performance of the duties of our former manager under the management agreement. As a result, certain of our officers from time to time were exclusively dedicated to performing services to us and thus not providing any other significant services to our former manager, while other of our officers were not exclusively dedicated to us and performed services for our former manager that were unrelated to our affairs.

Our Chief Executive Officer and President, Ms. Watterson, and our Chief Operating Officer, Ms. Yakin, devoted a substantial portion of their time to the company, although they did not exclusively provide services to us. Since our former manager compensated Ms. Watterson and Ms. Yakin based on the overall value of the various services that they performed to our former manager, our former manager was not able to segregate and identify any portion of the compensation awarded to them as relating solely to service performed for us. Accordingly, we have not included any information relating to the compensation paid to Ms. Watterson or Ms. Yakin by our former manager in respect of 2016 or 2017 in the “Summary Compensation Table,” below. Nevertheless, to the extent that Ms. Watterson or Ms. Yakin have been awarded options relating to shares of our common stock as part of their overall compensation, we have disclosed those holdings under the “Outstanding Option Awards as of December 31, 2017” table and “Option Exercises for 2017” table, below.

Our Chief Financial Officer, Chief Accounting Officer and Treasurer, Mr. Goodfield, was exclusively dedicated to providing services to us. Accordingly, our former manager has determined that the entire amount of the compensation that it paid to Mr. Goodfield in 2016 and 2017 was for services that he performed for us and we have therefore reported that compensation in the “Summary Compensation Table,” below.

Following the internalization, effective January 1, 2018, our officers are employees of the company as described above under “Executive Officers.”

Compensation for 2017

All of the decisions regarding Mr. Goodfield’s compensation were made by our former manager and neither the company nor Mr. Goodfield had any role in determining any aspect of his compensation with our former manager. Our former manager used the following compensation elements in 2017 as tools to reward Mr. Goodfield:

•	Base Salary — Our former manager paid Mr. Goodfield a base salary of $200,000 in 2017; and
•	Bonus — Our former manager paid Mr. Goodfield a bonus of $275,000 in early 2018 for services he provided in respect of 2017.

Additional Details on Executive Compensation

Summary Compensation Table

The following table provides additional information regarding the compensation earned by Mr. Goodfield, our Chief Financial Officer, Chief Accounting Officer and Treasurer, in respect of 2016 and 2017, which in each case was determined and paid by our former manager. As described in more detail above, our former manager was not able to segregate and identify any portion of the compensation earned by our Chief Executive Officer and President, Ms. Watterson, and our Chief Operating Officer, Ms. Yakin, in respect of 2016 or 2017 as relating solely to services performed for us, and therefore this Summary Compensation Table does not include any compensation for Ms. Watterson or Ms. Yakin.

Name and Principal Position	Year	Salary	Bonus	All Other Compensation(1)	Total
Lawrence A. Goodfield, Jr. Chief Financial Officer, Chief Accounting Officer and Treasurer	2017	$200,000	$275,000	$8,199	$483,199
	2016	$53,788	$100,000	$99	$153,887
(1)	The amounts in this column consist of $99 of life insurance premiums for 2016 and 2017, and $8,100 of 401(k) contributions for 2017, paid by our former manager.

Grants of Plan-Based Awards in 2017

Prior to the effectiveness of the Termination and Cooperation Agreement on January 1, 2018, we would, from time to time, at the discretion of the Compensation Committee of the Board of Directors, grant options relating to shares of our common stock or other equity interests in the company to an affiliate of our former manager, which would in turn assign a portion of these options, which we refer to in this Proxy Statement as tandem options, to its employees, including our officers. Tandem options assigned to employees of our former manager, including our officers, correspond on a one-to-one basis with the options granted to our former manager, such that exercise by an employee of the tandem option would result in the corresponding option held by our former manager being cancelled. Tandem options will be settled in an amount of cash equal to the excess of the fair market value of a share of our common stock on the date of exercise over the fair market value on the date of grant, unless advance approval is given to settle the options in shares. In 2017, we did not grant any options to our former manager. Please refer to the section entitled “Certain Relationships and Related Transactions—Termination and Cooperation Agreement” for more information relating to the Termination and Cooperation Agreement.

Pursuant to the Termination and Cooperation Agreement, and continuing through the expiration date of the 2017 Plan, no “Awards” (as defined in the 2017 Plan) will be granted or otherwise awarded to our former manager under the 2017 Plan. In addition, the company and our former manager agreed to provide that (1) outstanding tandem options held by certain employees formerly employed by our former manager will not terminate or be forfeited as a result of the transactions contemplated by the Termination and Cooperation Agreement and (2) the vesting of such tandem options will relate to the holder’s employment with the company and its affiliates beginning as of January 1, 2018.

The table below sets forth the outstanding options held by our officers as of December 31, 2017.

Outstanding Option Awards as of December 31, 2017(1)

Name	Number of Securities Underlying Exercisable Options(2)	Number of Securities Underlying Not-Yet Exercisable Options(2)	Option Exercise Price	Option Expiration Date(3)
Sarah L. Watterson	—	37,422	$1.00	3/29/2021
	—	62,906	$1.00	9/27/2021
	—	41,802	$1.00	4/3/2022
	—	47,558	$1.00	5/21/2022
	—	52,559	$1.00	7/31/2022
	—	115,000	$2.32	1/11/2023
	—	46,000	$2.95	2/15/2023
	—	80,500	$3.23	6/17/2023
	—	115,902	$3.57	11/22/2023
	—	91,850	$4.01	8/18/2024

Name	Number of Securities Underlying Exercisable Options(2)	Number of Securities Underlying Not-Yet Exercisable Options(2)	Option Exercise Price	Option Expiration Date(3)
Sara A. Yakin	—	24,948	$1.00	3/29/2021
	—	41,937	$1.00	9/27/2021
	—	27,868	$1.00	4/3/2022
	—	31,705	$1.00	5/21/2022
	—	35,039	$1.00	7/31/2022
	—	76,666	$2.32	1/11/2023
	—	30,666	$2.95	2/15/2023
	—	53,666	$3.23	6/17/2023
	—	77,268	$3.57	11/22/2023
	—	61,233	$4.01	8/18/2024
(1)	Mr. Goodfield held no outstanding options as of December 31, 2017.
(2)	Upon the grant of options to our former manager (or an affiliate), such options are fully vested and become exercisable over a 30-month period, which we refer to in this Proxy Statement as the “Total Exercisability Period”, in equal monthly installments beginning on the first of each month following the month in which the options were granted. The tandem options granted to our officers fully vest and are exercisable one year prior to the option expiration date.
(3)	Represents the expiration date of the option held by our former manager that is the basis of the tandem option held by the officer. In general, the expiration date of the tandem option occurs prior to the expiration date of the underlying option.

Option Exercises for 2017

There were no options exercised by our officers during 2017.

2017 Drive Shack Inc. Nonqualified Stock Option and Incentive Award Plan

The 2017 Plan was adopted by the Board of Directors on April 11, 2017 and subsequently approved by our stockholders at our 2017 annual stockholders’ meeting. We replaced the 2016 Newcastle Investment Corp. Nonqualified Option and Incentive Award Plan (the “2016 Plan”) with the 2017 Plan. The 2017 Plan will expire on May 26, 2018. All outstanding options granted under the Newcastle Investment Corp. Nonqualified Stock Option and Incentive Award Plan, which we refer to in this Proxy Statement as the “Plan”, 2012 Newcastle Investment Corp. Nonqualified Stock Option and Incentive Award Plan, which we refer to in this Proxy Statement as the “2012 Plan”, 2014 Newcastle Investment Corp. Nonqualified Stock Option and Incentive Award Plan, which we refer to in this Proxy Statement as the “2014 Plan”, 2015 Newcastle Investment Corp. Nonqualified Stock Option and Incentive Award Plan, which we refer to in this Proxy Statement as the “2015 Plan”, 2016 Plan and 2017 Plan continue to be subject to the terms and conditions set forth in the agreements evidencing such options and the terms of the Plan, 2012 Plan, 2014 Plan, 2015 Plan, 2016 Plan and 2017 Plan, respectively.

As of April 6, 2018, our former manager, through an affiliate, had been granted options relating to 5,751,248 shares (excluding options granted to our former manager that have expired), which were issued in connection with our equity offerings (and certain equitable adjustments) since 2002. Certain of these options have been assigned from time to time to employees of our former manager or its affiliates as tandem options, exercised or forfeited.

Risk Management

Through January 1, 2018, our officers received compensation from our former manager based on their services both to us and to other entities, making their compensation unlikely to directly promote unreasonable risk-taking in the management of our business. Additionally, we granted options to our former manager in connection with our equity offerings to align our former manager’s interests with the interests of our stockholders while avoiding an emphasis purely on equity compensation. Based on the assessment of these factors, we concluded that we have a balanced compensation program that does not promote excessive risk taking.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the 2017 Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the company’s management.

Based on this review and their discussions, the Compensation Committee has recommended to the Board of Directors that the 2017 Compensation Discussion and Analysis be included in the Proxy Statement for the 2018 Annual Meeting of Stockholders to be filed with the SEC.

The Compensation Committee

Clifford Press, Chairman
Kevin J. Finnerty
Stuart A. McFarland
Alan L. Tyson

Compensation Committee Interlocks and Insider Participation

None.

Equity Compensation Plan Information

The following table summarizes the total number of outstanding securities in the incentive plans and the number of securities remaining for future issuance, as well as the weighted average strike price of all outstanding securities as of December 31, 2017.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted Average Strike Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under the Equity Compensation Plans
Equity Compensation Plan Approved by Security Holders:

Newcastle Investment Corp. Nonqualified Stock Option and Incentive Award Plan	862,601		$1.00	—

2012 Newcastle Investment Corp. Nonqualified Stock Option and Incentive Award Plan	2,893,078		$2.45	25,820	(2)

2014 Newcastle Investment Corp. Nonqualified Stock Option and Incentive Award Plan	765,416		$4.01	—	(3)

2015 Newcastle Investment Corp. Nonqualified Option and Incentive Award Plan	333		$3.78	—	(4)

2016 Newcastle Investment Corp. Nonqualified Option and Incentive Award Plan	—		—	—	(5)

2017 Drive Shack Inc. Nonqualified Option and Incentive Award Plan	—		—	165,274	(6)

Total Approved	4,521,428	(1)	$2.44	191,094

Equity Compensation Plan Not Approved by Security Holders: None	—		—	—
(1)	Includes options relating to (i) 3,368,600 shares held by an affiliate of our former manager, (ii) 1,152,495 shares granted to our former manager and assigned to certain employees of our former manager and (iii) 333 shares held by Mr. Press, but does not include options relating to 489,148 shares granted to an affiliate of our former manager with a strike price of $3.57 per share that were not issued pursuant to an equity compensation plan.
(2)	The maximum available for issuance in the aggregate over the term of the 2012 Plan is 3,333,333 shares, and no award shall be granted on or after May 7, 2022 (but awards granted may extend beyond this date). The number of securities remaining available for future issuance is net of (i) an aggregate of 13,312 shares of our common stock awarded to our directors, other than Mr. Edens, representing the aggregate annual automatic award of fully vested shares of our common stock to each such director for the periods subsequent to the adoption of the 2012 Plan and prior to the adoption of the 2014 Plan and (ii) an aggregate of 3,294,201 options which have been previously granted under the 2012 Plan.

(3)	The maximum available for issuance in the aggregate over the term of the 2014 Plan was 166,666 shares, and no award (other than a tandem award) may be granted under the 2014 Plan following April 8, 2015 (but awards granted prior to the expiration date may extend beyond this date).
(4)	The maximum available for issuance in the aggregate over the term of the 2015 Plan was 300,000 shares, and no award (other than a tandem award) may be granted under the 2015 Plan following April 16, 2016 (but awards granted prior to the expiration date may extend beyond this date).
(5)	The maximum available for issuance in the aggregate over the term of the 2016 Plan was 300,000 shares, and no award (other than a tandem award) may be granted under the 2016 Plan following April 7, 2017 (but awards granted prior to the expiration date may extend beyond this date).
(6)	The maximum available for issuance in the aggregate over the term of the 2017 Plan was 300,000 shares, and no award (other than a tandem award) may be granted under the 2017 Plan following May 26, 2018 (but awards granted prior to the expiration date may extend beyond this date). The number of securities remaining available for future issuance is net of (i) an aggregate of 134,726 shares of our common stock awarded to our directors, other than Mr. Edens, representing the aggregate annual automatic award of fully vested shares of our common stock to each such director for the periods subsequent to the adoption of the 2017 Plan. There were no options previously granted under the 2017 Plan. Effective as of January 1, 2018, no awards will be granted or otherwise awarded to our former manager under the 2017 Plan, per the Termination Agreement.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Listed in the following table is certain information with respect to the beneficial ownership of shares of our common stock as of April 6, 2018 by each person known by us to be the beneficial owner of more than five percent of our common stock, and by each of our directors, director nominees and executive officers, both individually and as a group.

For purposes of this Proxy Statement, a “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

(i)	voting power, which includes the power to vote, or to direct the voting of, shares of our common stock; and/or
(ii)	investment power, which includes the power to dispose of, or to direct the disposition of, shares of our common stock.

A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class(2)
Wesley R. Edens(3)	6,375,946	9.0
Kevin J. Finnerty	159,024	*
Stuart A. McFarland	46,345	*
Clifford Press(4)	333	*
Alan L. Tyson	277,173	*
Sarah L. Watterson	18,206	*
Lawrence A. Goodfield, Jr.	—	*
Sara A. Yakin	—	*
Fortress Investment Group LLC and certain affiliates(5)	4,030,596	5.7
All directors, nominees and executive officers as a group (8 persons)	6,877,027	9.7
*	Denotes less than 1%.
(1)	The address of all officers and directors listed above are in the care of Drive Shack Inc., 111 W. 19th Street, 8th Floor, New York, NY 10011.
(2)	Percentages shown assume the exercise by such persons of all options to acquire shares of our common stock that are exercisable within 60 days of April 6, 2018, and no exercise by any other person.
(3)	Includes 6,375,946 shares over which Mr. Edens has sole voting and investment power (including 2,737,094 shares held by Mr. Edens directly and 3,622,186 shares held in a family trust for which he serves as trustee) and 16,666 shares held in a charitable trust for which he serves as a trustee and over which he has shared voting and investment power. Does not include: (i) 775 shares held by Mr. Edens’ spouse or (ii) 16,666 shares held in a charitable trust of which his spouse is sole trustee, in respect of which Mr. Edens disclaims beneficial ownership.
(4)	Includes 333 shares issuable upon the exercise of options that are exercisable within 60 days of April 6, 2018.
(5)	Shared voting and investment power in respect of 4,030,596 shares. Includes 172,848 shares held by FOE I and 3,857,748 shares issuable upon the exercise of options held by FOE I that are exercisable within 60 days of April 6, 2018. The address of Fortress Investment Group LLC is 1345 Avenue of the Americas, 46th Floor, New York, NY 10105.

Section 16(a) of Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, executive officers and persons beneficially owning more than ten percent of a registered class of a company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the NYSE.

To our knowledge, based solely on review of the copies of such reports furnished to us during the year ended December 31, 2017, all reports required to be filed by our directors, executive officers and greater-than-ten-percent owners were timely filed in compliance with the Section 16(a) filing requirements, other than two Form 4s reporting transactions for Ms. Watterson and Ms. Yakin, which were filed late.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review of Transactions with Related Persons

SEC rules define “transactions with related persons” to include any transaction in which the company is a participant, the amount involved exceeds $120,000, and in which any “related person,” including any officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities or an immediate family member of any of the foregoing, has a direct or indirect material interest. The company adopted a written policy that outlines procedures for approving transactions with related persons, and the independent directors review and approve or ratify such transactions pursuant to the procedures outlined in this policy. In determining whether to approve or ratify a transaction with a related person, the independent directors will consider a variety of factors they deem relevant, such as: the terms of the transaction; the terms available to unrelated third parties; the benefits to the company; and the availability of other sources for comparable assets, products or services. The independent directors have also adopted standing pre-approvals under the policy for specified categories of transactions, including investments in securities offerings.

Amended and Restated Management Agreement

Under our management agreement, our former manager was responsible for, among other things, (i) setting investment criteria in accordance with broad investment guidelines adopted by our Board of Directors, (ii) sourcing, analyzing and executing acquisitions, (iii) providing financial and accounting management services and (iv) performing other duties as specified in the management agreement. The Chairman of our Board of Directors, Mr. Edens, also serves as Co-Chairman of Fortress and as an officer of our former manager.

We paid our former manager an annual management fee equal to 1.5% of our gross equity. Gross equity, as defined in the management agreement, was generally equal to the aggregate of the net proceeds from all equity offerings made by the company, reduced for any return of capital distributions made by the company, and adjusted for any stock splits, stock dividends or similar transactions. In computing the management fee for a particular period, the weighted average gross equity of the company for that period is used, weighted based upon the number of days a particular transaction impacted gross equity during the period and upon the size of such transaction(s). The management fee for 2017 was computed as the weighted average gross equity for 2017 multiplied by 1.5%.

To provide an incentive for our former manager to enhance the value of our common stock, our former manager was entitled to receive an annual incentive return, which we refer to in this Proxy Statement as “incentive compensation”, on a cumulative, but not compounding, basis in an amount equal to the product of (A) 25% of the dollar amount by which (1) (a) our funds from operations, as defined (before incentive compensation) per share of common stock (based on the weighted average number of shares of common stock outstanding) plus (b) gains (or losses) from debt restructuring and from sales of property per share of common stock (based on the weighted average number of shares of common stock outstanding), exceed (2) an amount equal to (a) the weighted average of the book value per share of common stock of the net assets transferred to us on or prior to July 12, 2002, by Newcastle Investment Holdings Corp., and the price per share of common stock in any of our subsequent offerings (adjusted for prior capital dividends or capital distributions) multiplied by (b) a simple interest rate of 10% per annum multiplied by (B) the weighted average number of shares of our common stock outstanding during such period. Our former manager earned no Incentive Compensation during 2017.

The management agreement provided for automatic one-year extensions. Our independent directors reviewed our former manager’s performance annually, and the management agreement could be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of a majority of the outstanding shares of our common stock, based upon unsatisfactory performance that was materially detrimental to us or a determination by our independent directors that the management fee earned by our former manager was not fair, subject to our former manager’s right to prevent such a termination by accepting a mutually acceptable reduction of fees. Our former manager would be provided with 60 days’ prior notice of any such termination and paid a termination fee equal to the amount of the management fee earned by our former manager during the twelve-month period preceding such termination, which may have made it more difficult for us to terminate the management agreement. Following any termination of the management agreement, we had the option to purchase our former manager’s right to receive incentive compensation at a cash price equal to the amount of incentive compensation that would have been paid to our former manager if our assets were sold for cash at their then current fair market value (as determined by an appraisal, taking into account, among other things, the expected future value of the underlying investments) or otherwise we may have continued to pay incentive compensation to our former manager. In addition, were we to not purchase our former manager’s Incentive Compensation, our former manager may have required us to purchase the same at the price discussed above. In addition, the management agreement may have been terminated by us at any time for cause.

Termination and Cooperation Agreement

On December 21, 2017, the company entered into definitive agreements with our former manager to internalize the company’s management, which we refer to in this Proxy Statement as the “internalization”, a termination and cooperation agreement and a transition services agreement. In connection with the termination of the management agreement, the company made a one-time payment of $10.7 million to our former manager in December 2017. The internalization became effective on January 1, 2018.

Under the Termination and Cooperation agreement, the company extended offers of employment to thirteen employees then employed by the manager or its affiliates. Other professionals who provided services on behalf of the manager continue to fill similar roles as employees of the company. The manager agreed to be solely responsible for the payment of all compensation payable to such employees with respect to the period prior to January 1, 2018, whether payable prior to or following January 1, 2018, including any discretionary cash bonus payment payable in respect of the 2017 calendar year. For a further description of the Termination and Cooperation Agreement please see the section above entitled “Additional Detail on Executive Compensation—Grants of Plan-Based Awards in 2017” and the company’s Current Report on Form 8-K filed December 21, 2017.

Transition Services Agreement

On December 21, 2017, in connection with the Termination and Cooperation Agreement, the company entered into a Transition Services Agreement, effective as of January 1, 2018, with our former manager. In order to facilitate the transition of the company’s management of its operations and provide the company sufficient time to develop such services in-house or to hire other third-party service providers for such services, under the Transition Services Agreement, the manager will continue to provide to the company certain services, which we refer to in this Proxy Statement as the “transition services”. The transition services primarily include information technology, legal, regulatory compliance, tax and accounting services. The transition services will be provided for a fee intended to be equal to the Manager’s cost of providing the transition services, including the allocated cost of, among other things, overhead, employee wages and compensation and out-of-pocket expenses, and will be invoiced on a monthly basis. For a further description of the Termination and Cooperation Agreement please see company’s Current Report on Form 8-K filed December 21, 2017.

We may, from time to time, at the discretion of the Compensation Committee of the Board of Directors, grant options relating to shares of our common stock or other equity interests in us to an affiliate of our former manager, who may in turn assign a portion of the options to its employees, including our officers. Options granted to an affiliate of our former manager will be settled in an amount of cash equal to the excess of the fair market value of a share of our common stock on the date of exercise over the fair market value on the date of grant, unless a majority of our independent directors approves settlement in shares. Options assigned by an affiliate of our former manager to our officers will be settled in an amount of cash equal to the excess of the fair market value of a share of our common stock on the date of exercise over the fair market value on the date of grant, unless one of our authorized officers other than the option holder or, in the case of options held by Ms. Watterson, an independent director approves settlement in shares. Effective January 1, 2018, no awards will be granted or otherwise awarded to our former manager.

Below is a summary of the fees and other amounts earned by our former manager in connection with services performed for us during fiscal year 2017.

2017
Management Fee(1)	$10,210,250
Expense Reimbursements(2)	$500,000
Termination Payment(1)	$10,700,000
Incentive Compensation(3)	$—
(1)	We paid our former manager an annual management fee equal to 1.5% of our gross equity, as defined in the management agreement. Our former manager used the proceeds from its management fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also were our officers, received no cash compensation directly from us. In connection with the termination of the management agreement, the company made a payment of $10.7 million to our former manager in December 2017.

(2)	The management agreement provided that we would reimburse our former manager for various expenses incurred by our former manager or its officers, employees and agents on our behalf, including costs of legal, accounting, tax, auditing, administrative and other similar services rendered for us by providers retained by our former manager or, if provided by our former manager’s employees, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis; certain of such services are provided by our former manager. The management agreement provided that such costs shall not be reimbursed in excess of $500,000 per annum. We also paid all of our operating expenses, except those specifically required to be borne by our former manager under the management agreement. Our former manager was responsible for all costs incident to the performance of its duties under the management agreement, including compensation of our former manager’s employees, rent for facilities and other “overhead” expenses. The expenses required to be paid by us included, but were not limited to, issuance and transaction costs incident to the acquisition, disposition and financing of our investments, legal and auditing fees and expenses, the compensation and expenses of our independent directors, the costs associated with the establishment and maintenance of any credit facilities and other indebtedness of ours (including commitment fees, legal fees, closing costs, etc.), expenses associated with other securities offerings of ours, the costs of printing and mailing proxies and reports to our stockholders, costs incurred by employees of our former manager for travel on our behalf, costs associated with any computer software or hardware that was used solely for us, costs to obtain liability insurance to indemnify our directors and officers, the compensation and expenses of our transfer agent and fees payable to the NYSE.
(3)	Our former manager was entitled to receive incentive compensation pursuant to the terms of the management agreement with us. The purpose of incentive compensation was to provide an additional incentive for our former manager to achieve targeted levels of funds from operations (including gains and losses) and to increase our stockholder value. Our Board of Directors may have requested that our former manager accept all or a portion of its Incentive Compensation in shares of our common stock, and our former manager may have elected, in its discretion, to accept such payment in the form of shares, subject to limitations that may be imposed by the rules of the NYSE or otherwise.

Tax Benefits Preservation Plan

On December 6, 2017, we entered into a Tax Benefits Preservation Plan, which we refer to in this proxy statement as the “2017 Tax Plan”, with American Stock Transfer and Trust Company, LLC, as rights agent, which is intended to help protect our ability to use our tax net operating losses and certain other tax assets by deterring an “ownership change” (as defined under Section 382 of the Code). Under the terms of the 2017 Tax Plan, in general, if a person or group acquires beneficial ownership of 4.9% or more of the outstanding shares of our common stock without prior approval of our Board of Directors or without meeting certain exceptions (an “Acquiring Person”), the rights would become exercisable and our stockholders (other than the Acquiring Person) will have the right to purchase securities from us at a discount to such securities’ fair market value, thus causing substantial dilution to the Acquiring Person. The 2017 Tax Plan provides for certain exemptions to the definition of “Acquiring Person” as provided therein, including exempting Fortress or any subsidiary or principal thereof (which includes Mr. Edens) or any associate of any such principal (the “Fortress Holders”); provided that the foregoing exemption (i) shall apply only to the extent that the company does not undergo an “owner shift” (as defined in Section 382 of the Code) of 10% or more as a result of beneficial ownership of company securities by any one or more Fortress Holders and (ii) may be revoked at any time by the disinterested members of our Board of Directors as to future acquisitions.

Other Related Party Transactions

In April 2010, we made a cash investment of $75.0 million through two of our collateralized debt obligations in a new loan to Intrawest Cayman L.P. and its subsidiaries, which is a portfolio company of a private equity fund managed by an affiliate of our former manager. In addition, Mr. Edens was a director of Intrawest and had an indirect ownership interest in Intrawest. In accordance with the loan agreement, as of April 24, 2015, the accrued and deferred interest rate stepped-up from 15.55% to 22.50%. On September 23, 2016, the company received a $109.9 million pay down on this loan. On August 1, 2017, the company received the final pay down on this loan in the amount of $69.5 million.

A principal of our former manager owned or leased aircraft that the company chartered from a third-party aircraft operator for business purposes in the course of operations. The company paid the aircraft operator market rates for the charters. The amounts totaled less than $0.1 million for the year ended December 31, 2017.

From time to time, our directors and officers purchase shares of our common stock in connection with public offerings of our common stock. Such purchases are made at the public offering price.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Proposed Independent Registered Public Accounting Firm

Ernst & Young LLP, independent registered public accountants, served as the independent registered public accounting firm for us and our subsidiaries for the fiscal year ended December 31, 2017. The Audit Committee has appointed Ernst & Young LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2018, and has further directed that the selection of the independent registered public accounting firm be submitted for approval by the stockholders at the Annual Meeting.

Representatives of Ernst & Young LLP will be present in person at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the company for fiscal year 2018.

Principal Accountant Fees and Services

During the two most recent fiscal years, we engaged Ernst & Young LLP to provide us with audit and tax services. Services provided included the examination of annual financial statements, limited review of unaudited quarterly financial information, review and consultation regarding filings with the SEC and the Internal Revenue Service, audit of internal accounting controls and consultation on financial and tax accounting and reporting matters. Fees for 2017 and 2016 were as follows:

Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2017	$1,911,517	$150,000	$678,863	—
2016	$2,557,529	$185,000	$710,994	—

Audit Fees. Audit fees are fees billed for the consolidated financial statements, including the audit of internal control over financial reporting and the review of the company’s quarterly reports on Form 10-Q, as well as required audits of certain subsidiaries, consultation on audit related matters and required review of SEC filings.

Audit-Related Fees. Audit-related fees principally included attest services not required by statute or regulation.

Tax Fees. Tax fees for the years ended December 31, 2017 and 2016 related to tax planning and advice, as well as compliance and return preparation.

All Other Fees. None.

The Audit Committee has considered all services provided by the independent registered public accounting firm to us and concluded this involvement is compatible with maintaining the auditors’ independence.

The Audit Committee is responsible for appointing the company’s independent registered public accounting firm and approving the terms of the independent registered public accounting firm’s services. All engagements for services in the most recent fiscal year were pre-approved by the Audit Committee. The Audit Committee has a policy requiring the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm.

PROPOSAL NO. 3
APPROVAL OF THE DRIVE SHACK INC. 2018 OMNIBUS INCENTIVE PLAN

Introduction

The Drive Shack Inc. 2018 Omnibus Incentive Plan, which we refer to in this proxy statement as the “2018 Plan”, was adopted by our Board of Directors on April 11, 2018, subject to approval by our stockholders at our 2018 annual stockholders’ meeting. The 2018 Plan will become effective as of the date of our 2018 annual stockholders’ meeting (the “Effective Date”) if it is approved by our stockholders, and will not become effective if such approval is not received.

The 2018 Plan provides for the issuance of equity-based awards in various forms to eligible participants, as described in greater detail below under “Material Features of the 2018 Plan,” and it will expire on the fifth anniversary of the Effective Date. If our stockholders vote to approve the 2018 Plan, 6,697,710 shares of our common stock, will be available for grants of equity awards thereunder, subject to an annual limitation of 1,339,542 (with any shares not issued in a specific year being added to such number in the subsequent year). As of April 6, 2018, the closing price of a share of our common stock on the NYSE was $4.91.

The 2017 Plan will expire on May 26, 2018, the one-year anniversary of its effective date. Any awards that are outstanding under the 2017 Plan will remain outstanding following the expiration of the 2017 Plan and will continue to vest subject to the terms and conditions of the 2017 Plan and the applicable awards agreements. All other equity plans previously sponsored by the company expired prior to March 29, 2018.

Rationale for Adoption of the 2018 Plan

The 2018 Plan is intended to facilitate our use of equity-based awards and incentives to provide competitive short and long term compensation opportunities for the benefit of our officers, employees, non-employee directors, independent contractors and consultants. Prior to the internalization, we granted stock options under the company’s 2017 Plan and prior equity plans relating to shares of our common stock to an affiliate of the company’s former manager, who could in turn assign a portion of such stock options to its employees, including our officers. We also granted stock options to our non-employee directors as part of our director compensation program. Upon the effectiveness of the internalization on January 1, 2018, our officers become employees of the company and will no longer receive assignments of stock options from an affiliate of the company’s former manager. Accordingly, awards granted directly by the company under the 2018 Plan will benefit the company and increase stockholder value by helping us reinforce the long-term commitment of those service providers whose contributions are essential to the company’s growth and success, facilitate the ownership of the company’s stock by those service providers, thereby reinforcing the identity of their interests with those of our stockholders, and attract and retain individuals with experience and ability.

The 2017 Plan will expire on May 26, 2018. If the adoption of the 2018 Plan is not approved by our stockholders, we will be unable to adequately incentivize our officers, employees, non-employee directors, independent contractors and consultants in connection with services to be performed after expiration of the 2017 Plan.

We are therefore requesting that our stockholders vote to approve the adoption of the 2018 Plan, pursuant to which 6,697,710 shares of our common stock will be available for future awards under the 2018 Plan. We anticipate that the shares of our common stock reserved for issuance under the 2018 Plan will allow us to grant the equity-based awards and incentives necessary to adequately incentivize our officers, employees, non-employee directors, independent contractors and consultants during the term of the 2018 Plan.

Historical Annual Share Usage

While equity-based awards and incentives are an important part of our short and long-term incentive compensation program, we are mindful of our responsibility to our stockholders to exercise judgment in granting equity-based awards.

Overhang

As of April 6, 2018, we had approximately 165,274 shares of our common stock available for future issuances under the 2017 Plan and 1,318,102 shares of our common stock subject to outstanding awards held by our executive officers, employees and non-employee directors under the 2017 Plan and the company’s prior equity plans, which represents approximately 2.0% of our fully diluted common shares outstanding (with the adjustments described in the following paragraph), which we refer to in this Proxy Statement as the “overhang percentage”. The 6,697,710 additional shares of our common stock proposed to be included in the share reserve for the five-year term of the 2018 Plan would increase the overhang percentage to approximately 12.0%.

The calculation of the overhang percentage described above excludes awards granted to the company's former manager prior to the internalization from the numerator and the denominator. If those awards were included, then our overhang percentage as of April 6, 2018 would be 6.6% and would increase to 16.1% following approval of the 2018 Plan.

Share Usage

The annual share usage under the company’s equity plans, including the 2017 Plan, for the last three fiscal years was as follows:

		Fiscal Year 2017	Fiscal Year 2016	Fiscal Year 2015	Average
A	Total Shares Granted During the Fiscal Year(1)	1,305,295	79,871	70,575	485,247
B	Basic Weighted Average Common Shares Outstanding	66,903,457	66,709,925	66,479,321	66,697,568
	Burn Rate (A / B)	1.95%	0.12%	0.11%	0.73%
(1)	For each fiscal year, amounts include the stock options granted to the company’s former manager and the company’s non-employee directors, as well as stock options assigned by the company’s former manager to its employees in the form of tandem options. The Company did not make any grants to the Company’s former manager since the beginning of fiscal year 2015.

In determining the number of shares of common stock to reserve for issuance under the 2018 Plan, we took into account a variety of factors, including the need to directly compensate our executive officers and other employees following the internalization and the fact that the 2018 Plan will have a five-year term rather than the one-year term that applied to the 2017 Plan and certain other of the company's prior equity plans.

Material Features of the 2018 Plan

The following is a summary of the material features of the 2018 Plan. This summary is qualified in its entirety by the full text of the 2018 Plan, a copy of which is included as Annex A to this proxy statement.

Type of Awards

The 2018 Plan provides for the issuance of options (including non-statutory stock options and incentive stock option), stock appreciation rights (referred to as SARs), restricted stock, restricted stock units (referred to as RSUs), stock bonuses, other stock-based awards and cash awards to our officers, employees, non-employee directors, independent contractors and consultants. In addition, certain non-employee directors are eligible to make a one-time election to participate in a stock purchase and matching grant program under the 2018 Plan, as described in greater detail below under “Director Stock Program.”

Shares of Common Stock Available for Issuance

The maximum number of shares of our common stock reserved and available for future issuances under the 2018 Plan will be 6,697,710 shares of our common stock. This does not include the 4,521,428 shares of common stock subject to outstanding awards under the 2017 Plan and the company’s prior equity plans as of April 6, 2018.

Shares of our common stock subject to an award under the 2018 Plan that remain unissued upon the cancellation or termination of the award will again become available for grant under the 2018 Plan. However, shares of our common stock that are exchanged by a participant or withheld by the Company as payment in connection with any award under the 2018 Plan, as well as any shares of our common stock exchanged by a participant or withheld by the Company to satisfy tax withholding obligations related to any award, will not be available for subsequent awards under the 2018 Plan. If an award can only be settled in cash, it will not be counted against the total number of shares of our common stock available for grant under the 2018 Plan. Any shares of our common stock repurchased using the proceeds received by the Company from the payment of any exercise or purchase price of any award will not be added to the shares of our common stock available for future issuance under the 2018 Plan.

Aggregate Annual Award Limits

We may not grant options, SARs, restricted stock, RSUs, stock bonuses or other-stock based awards for more than 20% of the total shares of our common stock reserved for issuance under the 2018 Plan during the one-year period following the Effective Date. In any subsequent one-year period during the term of the 2018 Plan following the first anniversary of the Effective Date, we may not grant options, SARs, restricted stock, RSUs, stock bonuses or other-stock based awards for more than the sum of (i) 20% of the total shares of our common stock reserved for issuance under the 2018 Plan, plus (ii) the amount of any such awards that could have been granted under the 2018 Plan since the Effective Date in accordance with the 20% limit but were not so granted.

Certain Limitations on Individual Awards

No individual participating in the 2018 Plan will be granted (A) options, SARs, restricted stock, RSUs, stock bonuses or other stock-based awards for more than 2,000,000 shares of our common stock during any calendar year or (B) a cash award in excess of $15,000,000 during any calendar year.

Annual Director Limits

A non-employee director of the company may not be granted awards under the 2018 Plan during any calendar year that, when aggregated with such non-employee director’s cash fees received with respect to such calendar year, exceed $400,000 in total value.

Minimum Vesting Conditions

Equity-based awards granted under the 2018 Plan will be subject to a minimum vesting period of the least twelve (12) months, with an exception for a number of equity-based awards representing a maximum of five percent (5%) of the shares of our common stock reserved for issuance under the 2018 Plan.

Administration

The 2018 Plan will be administered by our Board of Directors, or if our Board of Directors does not administer the 2018 Plan, a committee or subcommittee of our Board of Directors that complies with the applicable requirements of Section 16 of the Exchange Act and any other applicable stock exchange listing requirements (our Board of Directors or the committee or subcommittee referred to above, the “Plan Administrator”). The Plan Administrator may interpret the 2018 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2018 Plan.

The 2018 Plan permits the Plan Administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of shares of our common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award (subject to the minimum vesting conditions), and to amend the terms and conditions of outstanding awards.

Eligible Participants

Each of the officers, employees, non-employee directors, independent contractors and consultants of the company or any affiliate of the company are eligible to participate in the 2018 Plan, provided that they have been selected by the Plan Administrator to receive awards under the 2018 Plan. As of April 6, 2018, if selected by the Plan Administrator, there were approximately (i) three officers of the company and its affiliates who would be eligible to participate in the 2018 Plan, (ii) 4,889 non-officer employees of the company and its affiliates who would be eligible to participate in the 2018 Plan, (iii) 5 non-employee directors of the company and its affiliates who would be eligible to participate in the 2018 Plan, and (iv) 170 independent contractors and consultants of the company and its affiliates who would be eligible to participate in the 2018 Plan.

RSUs and Restricted Stock

RSUs and restricted stock may be granted under the 2018 Plan. The Plan Administrator will determine the purchase price, vesting schedule and performance objectives, if any, applicable to the grant of RSUs and restricted stock. If the restrictions, performance objectives or other conditions determined by the Plan Administrator are not satisfied, the RSUs and restricted stock will be forfeited. Subject to the provisions of the 2018 Plan and the applicable individual award agreement, the plan administrator may provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances as set forth in the applicable individual award agreement, including the attainment of certain performance goals, a participant’s termination of employment or service or a participant’s death or disability. The rights of RSU and restricted stock holders upon a termination of employment or service will be set forth in individual award agreements.

Unless the applicable award agreement provides otherwise, participants with restricted stock will generally have all of the rights of a stockholder during the restricted period, including the right to vote and receive dividends declared with respect to such restricted stock, provided that any dividends declared during the restricted period with respect to such restricted stock will only become payable if the underlying restricted stock vest. During the restricted period, participants with RSUs will generally not have any rights of a stockholder, but, if the applicable individual award agreement so provides, may be credited with dividend equivalent rights that will be paid at the time that shares of our common stock in respect of the related RSUs are delivered to the participant.

Options

We may issue options under the 2018 Plan. Options granted under the 2018 Plan may be in the form of non-qualified options or “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as set forth in the applicable individual option award agreement. The exercise price of all options granted under the 2018 Plan will be determined by the Plan Administrator, but in no event may the exercise price be less than 100% of the fair market value of the related shares of common stock on the date of grant. The maximum term of all options granted under the 2018 Plan will be determined by the Plan Administrator, but may not exceed ten years. Each option will vest and become exercisable (including in the event of the optionee’s termination of employment or service) at such time and subject to such terms and conditions as determined by the Plan Administrator in the applicable individual option agreement.

Stock Appreciation Rights

SARs may be granted under the 2018 Plan either alone or in conjunction with all or part of any option granted under the 2018 Plan. A free-standing SAR granted under the 2018 Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of our common stock over the base price of the free-standing SAR. A SAR granted in conjunction with all or part of an option under the 2018 Plan entitles its holder to receive, at the time of exercise of the SAR and surrender of the related option, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of our common stock over the exercise price of the related option. Each SAR will be granted with a base price that is not less than 100% of the fair market value of the related shares of our common stock on the date of grant. The maximum term of all SARs granted under the 2018 Plan will be determined by the plan administrator, but may not exceed ten years. The plan administrator may determine to settle the exercise of a SAR in shares of our common stock, cash, or any combination thereof.

Each free-standing SAR will vest and become exercisable (including in the event of the SAR holder’s termination of employment or service) at such time and subject to such terms and conditions as determined by the plan administrator in the applicable individual free-standing SAR agreement. SARs granted in conjunction with all or part of an option will be exercisable at such times and subject to all of the terms and conditions applicable to the related option.

Other Stock-Based Awards

Other stock-based awards, valued in whole or in part by reference to, or otherwise based on, shares of our common stock (including dividend equivalents) may be granted under the 2018 Plan. Any dividend or dividend equivalent awarded under the 2018 Plan will be subject to the same restrictions, conditions and risks of forfeiture as the underlying awards and will only become payable if the underlying awards vest. The Plan Administrator will determine the terms and conditions of such other stock-based awards, including the number of shares of our common stock to be granted pursuant to such other stock-based awards, the manner in which such other stock-based awards will be settled (e.g., in shares of our common stock, cash or other property), and the conditions to the vesting and payment of such other stock-based awards (including the achievement of performance objectives).

Stock Bonuses and Cash Awards

Bonuses payable in fully vested shares of our common stock (subject to the minimum vesting conditions) and awards that are payable solely in cash may also be granted under the 2018 Plan.

Director Stock Program

Our Board of Directors may permit any individual who first becomes a non-employee director of the company following the Effective Date to make a one-time election to participate in a stock purchase and matching grant program (the “Director Stock Program”) which will provide that if such non-employee director purchases shares of our common stock at their fair market value on the New York Stock Exchange (or other applicable exchange) within thirty (30) days following the date on which such non-employee director first becomes a non-employee director of the company, then such non-employee director will receive a matching grant of fully vested shares of our common stock under the 2018 Plan with an aggregate fair market value equal to twenty percent (20%) of the lesser of (i) the aggregate fair market value of the purchased shares on the purchase date or (ii) $500,000.

The Director Stock Program will terminate on the date that is thirty (30) days following the date on which the applicable non-employee director first becomes a non-employee director of the company. If the non-employee director is prohibited from purchasing shares of our common stock during the entirety of such thirty (30) day period as a result of insider trading or other applicable restrictions, then the Director Stock Program will be extended for that non-employee director to the date that is thirty (30) days following the date on which such restrictions are no longer applicable.

Performance Goals

The plan administrator may grant equity-based awards and incentives under the 2018 Plan that are subject to the achievement of performance objectives selected by the plan administrator in its sole discretion, including, without limitation, one or more of the following business criteria: (i) earnings, including one or more of operating income, net operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) cumulative earnings per share growth; (xiii) operating margin or profit margin; (xiv) stock price or total stockholder return; (xv) cost targets, reductions and savings, productivity and efficiencies; (xvi) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, and information technology goals, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xvii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xviii) any combination of, or a specified increase in, any of the foregoing.

The business criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to us or any of our affiliates, or one of our divisions or strategic business units or a division or strategic business unit of any of our affiliate, or may be applied to our performance relative to a market index, a group of other companies or a combination thereof, all as determined by the Plan Administrator. The business criteria may also be subject to a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made, and a maximum level of performance above which no additional payment will be made. The Plan Administrator will have the authority to make equitable adjustments to the business criteria, as may be determined by the Plan Administrator in its sole discretion.

Equitable Adjustments

In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, corporate transaction or event, special or extraordinary dividend or other extraordinary distribution (whether in the form of shares of our common stock, cash or other property), stock split, reverse stock split, subdivision or consolidation, combination, exchange of shares, or other change in corporate structure affecting the shares of our common stock, an equitable substitution or proportionate adjustment shall be made, at the sole discretion of the Plan Administrator, in (i) the aggregate number of shares of our common stock reserved for issuance under the 2018 Plan, (ii) the maximum number of shares of our common stock or cash that may be subject to awards granted to any participant in any calendar year, (iii) the kind and number of securities subject to, and the exercise price or base price of, any outstanding options and SARs granted under the 2018 Plan, (iv) the kind, number and purchase price of shares of our common stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, RSUs, stock bonuses and other stock-based awards granted under the 2018 Plan or (v) the performance goals and periods applicable to award granted under the 2018 Plan. Equitable substitutions or adjustments other than those listed above may also be made as determined by the Plan Administrator. In addition, the Plan Administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of our common stock, cash or other property covered by such awards over the aggregate exercise price or base price, if any, of such awards, but if the exercise price or base price of any outstanding award is equal to or greater than the fair market value of the shares of our common stock, cash or other property covered by such award, the Board of Directors may cancel the award without the payment of any consideration to the participant.

Double-Trigger Treatment Upon a Change in Control

Immediately following a “change in control” (as defined below), each award granted under the 2018 Plan will continue to operate in accordance with its terms, subject to adjustment in accordance with the terms of the 2018 Plan (including assumption or conversion into equivalent awards of the acquirer’s equity). In the event that (i) a change in control occurs and (ii) a participant’s employment or service is terminated by the company or any of its successors or affiliates without cause or by the participant for “good reason” (as defined in any individual employment or severance agreement or award agreement with the participant) within 12 months following the change in control, then (a) any unvested or unexercisable portion of any award carrying a right to exercise will become fully vested and exercisable, and (b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award will lapse and such unvested awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved.

Definition of Change in Control

For purposes of the 2018 Plan, a “change in control” means, in summary: (i) a person or entity becomes the beneficial owner of 50% or more of the company’s voting power; (ii) a merger or consolidation of the company or any of its subsidiaries, other than (A) a merger or consolidation that results in the company’s voting securities continuing to represent more than 50% of the combined voting power of the surviving entity or its parent and the company’s Board of Directors immediately prior to the merger or consolidation continuing to represent a majority of the board of directors of the surviving entity or its parent or (B) a merger or consolidation affected to implement a recapitalization in which no person is or becomes the owner of the company’s voting securities representing 50% or more of the company’s combined voting power; or (iii) stockholder approval of a plan of complete liquidation or dissolution of the company or the consummation of an agreement for the sale or disposition of substantially all of the company’s assets, other than a sale or disposition to an entity, at least 50% of the combined voting power of which is owned by the company’s stockholders in substantially the same proportions as their ownership of the company immediately prior to such sale or a sale or disposition to an entity controlled by the company’s Board of Directors. However, a change in control will not be deemed to have occurred as a result of any transaction or series of integrated transactions following which stockholders of the company immediately prior thereto hold the same proportionate equity interest in the entity which owns all or substantially all of the assets of the company immediately thereafter.

Tax Withholding

Each participant will be required to make arrangements satisfactory to the Plan Administrator regarding payment of an amount up to the maximum statutory rates in the participant’s applicable jurisdictions with respect to any award granted under the 2018 Plan, as determined by the company. The company has the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the Plan Administrator, the participant may satisfy the foregoing requirement by either electing to have the company withhold from delivery of shares of our common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of our common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy our withholding obligation with respect to any award.

Amendment and Termination of the 2018 Plan

The 2018 Plan provides the Board of Directors with authority to amend, alter or terminate the 2018 Plan, but no such action may impair the rights of any participant with respect to outstanding awards without the participant’s consent. The Plan Administrator may amend an award, prospectively or retroactively, but no such amendment may impair the rights of any participant without the participant’s consent. Stockholder approval of any such action will be obtained if required to comply with applicable law.

Plan Term

The 2018 Plan will terminate on the fifth anniversary of the Effective Date, although awards granted before that time will remain outstanding in accordance with their terms.

New Plan Benefits

The dollar value and number of awards to be granted in the future to eligible participants in the 2018 Plan are not currently determinable because the value and number of such awards are subject to the discretion of the Plan Administrator. Consequently, it is not possible to determine the benefits that might be received by participants under the 2018 Plan.

Registration with SEC

We intend to file with the SEC a registration statement on Form S-8 covering the shares of our common stock issuable under the 2018 Plan.

US Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of awards under the 2018 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Options

An optionee generally will not recognize taxable income upon the grant of a non-statutory option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the common shares purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the optionee recognizes as ordinary income. The optionee’s tax basis in any common shares received upon exercise of an option will be the fair market value of the common shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee) depending upon the length of time such shares were held by the optionee.

Incentive stock options are eligible for favorable federal income tax treatment if certain requirements are satisfied. An incentive stock option must have an option price that is not less than the fair market value of the stock at the time the option is granted, and must be exercisable within ten years from the date of grant. An employee granted an incentive stock option generally does not realize compensation income for federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the optionee other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the shares acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on the sale over the exercise price will be taxed as capital gain. If the shares acquired on exercise of an incentive stock option are disposed of within less than two years after grant or one year of exercise, the optionee will realize taxable compensation income equal to the excess of the fair market value of the shares on the date of exercise or the date of sale, whichever is less, over the exercise price, and any additional amount realized will be taxed as capital gain.

Stock Appreciation Rights

A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any common shares received upon exercise of a SAR will be the fair market value of the shares of our common stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock

A participant generally will not be taxed upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Internal Revenue Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the restricted stock before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Internal Revenue Code, a participant may elect to recognize ordinary income at the time the shares of restricted stock are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares of restricted stock are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

RSUs

In general, the grant of RSUs (including performance share units) will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards

With respect to other awards granted under the 2018 Plan, including stock bonuses, other stock-based awards, cash awards and matching grants under the Director Stock Program, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any shares of our common stock or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

The Board of Directors recommends that you vote FOR the adoption of the Drive Shack Inc. 2018 Omnibus Incentive Plan.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS
FOR 2019 ANNUAL MEETING

Proposals received from stockholders are given careful consideration by the company in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2019 annual meeting of stockholders if they are received by the company on or before December 14, 2018. However, if the 2019 annual meeting date is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, to be timely a proposal by the stockholders must be received no later than a reasonable time before the company begins to print and send its proxy materials. In addition, all proposals will need to comply with Rule 14a-8, which lists the requirements for inclusion of stockholder proposals in company-sponsored proxy materials. Any proposal should be directed to the attention of the company’s Secretary at 111 W. 19th Street, 8th Floor, New York, NY 10011.

In order for a stockholder proposal, including proposals regarding director nominees, submitted outside of Rule 14a-8 to be considered “timely,” the company’s Bylaws require that such proposal must be received by the company not less than 90 days nor more than 120 days prior to the one-year anniversary of the date of mailing of the notice of the preceding year’s annual meeting of stockholders. Accordingly, in order for a proposal relating to business to be conducted at our 2019 annual meeting of stockholders to be “timely” under the company’s Bylaws, it must be received by the Secretary of the company at our principal executive office no earlier than December 14, 2018 and no later than January 13, 2019. However, in the event that the date of mailing of the notice of the 2019 annual meeting of stockholders is advanced or delayed by more than 30 days from April 13, 2019, for a proposal by the stockholders to be timely, it must be received no earlier than the 120th day before mailing of the notice of such meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice of such meeting or the 10th day after the day on which public announcement of the date of such mailing of the notice of such meeting is first made by the company. All director nominations and stockholder proposals submitted outside of Rule 14a-8 must comply with the requirements of our Bylaws, or they may be excluded from consideration at the meeting.

OTHER MATTERS

The Board of Directors knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. In addition, our SEC filings are available, free of charge, on our website: http://ir.driveshack.com. Such information will also be furnished upon written request to Drive Shack Inc., 111 W. 19th Street, 8th Floor, New York, NY 10011, Attention: Investor Relations.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The company and some brokers household proxy materials, delivering a single annual report and proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the company that they or the company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and proxy statement, please notify your broker if your shares are held in a brokerage account or the company if you hold registered shares. You can notify the company by sending a written request to Drive Shack Inc., 111 W. 19th Street, 8th Floor, New York, NY 10011, Attention: Investor Relations or by contacting Investor Relations at (516) 268-7460, and we will deliver promptly a separate copy of the annual report and proxy statement.

Instead of receiving future copies of our proxy materials by mail, you can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save the cost of producing and mailing documents to your home or business, will give you an electronic link to the proxy voting site and also will also help preserve environmental resources.

Stockholders of Record. If you vote on the Internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.

Street Name Holders. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive the proxy materials electronically. Please check the information provided in the proxy materials you receive from your bank or broker regarding the availability of this service.

Your election to receive proxy materials by email will remain in effect until you terminate it.

By Order of the Board of Directors,

/s/ Sara A. Yakin
Sara A. Yakin
Secretary

New York, NY
April 13, 2018

ANNEX A

DRIVE SHACK INC.
2018 OMNIBUS INCENTIVE PLAN

Adopted as of April 11, 2018

DRIVE SHACK INC.
2018 OMNIBUS INCENTIVE PLAN

Section 1. Purpose of Plan.

The name of the Plan is the Drive Shack Inc. 2018 Omnibus Incentive Plan (the “Plan”). The purposes of the Plan are to provide an additional incentive to selected officers, employees, non-employee directors, independent contractors, and consultants of the Company or its Affiliates (as hereinafter defined) whose contributions are essential to the growth and success of the business of the Company and its Affiliates, in order to strengthen the commitment of such persons to the Company and its Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Affiliates. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses, Other Stock-Based Awards, Cash Awards or any combination of the foregoing.

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

(b) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

(c) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus, Other Stock-Based Award or Cash Award granted under the Plan.

(d) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan. Each Participant who is granted an Award shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion.

(e) “Base Price” has the meaning set forth in Section 8(b) hereof.

(f) “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(g) “Board” means the Board of Directors of the Company.

(h) “By-Laws” means the by-laws of the Company, as may be amended and/or restated from time to time.

(i) “Cash Award” means an Award granted pursuant to Section 12 hereof.

(j) “Cause” has the meaning assigned to such term in the Award Agreement or in any individual employment or severance agreement with the Participant or, if any such agreement does not define “Cause,” Cause means (i) the commission of an act of fraud or dishonesty by the Participant in the course of the Participant’s employment; (ii) the indictment of, or conviction of, or entering of a plea of nolo contendere by, the Participant for a crime constituting a felony or in respect of any act of fraud or dishonesty; (iii) the commission of an act by the Participant which would make the Participant or the Company (including any of its Subsidiaries or Affiliates) subject to being enjoined, suspended, barred or otherwise disciplined for violation of federal or state securities laws, rules or regulations, including a statutory disqualification; (iv) gross negligence or willful misconduct in connection with the Participant’s performance of his or her duties in connection with the Participant’s employment by the Company (including any Subsidiary or Affiliate for whom the Participant may be employed on a full-time basis at the time) or the Participant’s failure to comply with any of the restrictive covenants to which the Participant is subject; (v) the Participant’s willful failure to comply with any material policies or procedures of the Company as in effect from time to time, provided that the Participant shall have been delivered a copy of such policies or notice that they have been posted on a Company website prior to such compliance failure; or (vi) the Participant’s failure to perform the material duties in connection with the Participant’s position, unless the Participant remedies the failure referenced in this clause (vi) no later than ten (10) days following delivery to the Participant of a written notice from the Company (including any of its Subsidiaries or Affiliates) describing such failure in reasonable detail (provided that the Participant shall not be given more than one opportunity in the aggregate to remedy failures described in this clause (vi)).

(k) “Certificate of Incorporation” means the amended and restated certificate of incorporation of the Company, as may be further amended and/or restated from time to time.

(l) “Change in Capitalization” means any (1) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (2) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock, or other property), stock split, reverse stock split, subdivision or consolidation, (3) combination or exchange of shares, or (4) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Common Stock such that an adjustment pursuant to Section 5 hereof is appropriate.

(m) “Change in Control” means an event set forth in any one of the following paragraphs shall have occurred:

(1) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any Affiliate thereof) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of paragraph (2) below; or

(2) there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (I) a merger or consolidation (A) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a Subsidiary, the ultimate parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(3) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of shares of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) for each Award that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

(n) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(o) “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of (i) a “non-employee director” within the meaning of Rule 16b-3 and (ii) any other qualifications required by the applicable stock exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Certificate of Incorporation or By-laws of the Company, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

(p) “Common Stock” means the common stock, $0.01 par value per share, of the Company.

(q) “Company” means Drive Shack Inc., a Maryland corporation (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).

(r) “Director Stock Program” has the meaning set forth in Section 13(a) hereof.

(s) “Disability” means, with respect to any Participant, that such Participant (i) as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.

(t) “Effective Date” has the meaning set forth in Section 20 hereof.

(u) “Eligible Recipient” means an officer, employee, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Stock Appreciation Right means an employee, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(w) “Exercise Price” means, with respect to any Option, the per share price at which a holder of such Option may purchase such shares of Common Stock issuable upon the exercise of such Option.

(x) “Fair Market Value” of Common Stock or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, however, (i) if the Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date, or if no shares were traded on such date, on the last preceding date for which there was a sale of a share of Common Stock on such exchange, or (ii) if the Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share in such over-the-counter market for the last preceding date on which there was a sale of such share in such market.

(y) “Free Standing Right” has the meaning set forth in Section 8(a) hereof.

(z) “Good Reason” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Good Reason,” “Good Reason” and any provision of this Plan that refers to “Good Reason” shall not be applicable to such Participant.

(aa) “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(bb) “Nonqualified Stock Option” shall mean an Option that is not designated as an ISO.

(cc) “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof. The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”

(dd) “Other Stock-Based Award” means an Award granted pursuant to Section 10 hereof.

(ee) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 hereof, to receive grants of Awards, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

(ff) “Performance Goals” means performance goals based on criteria selected by the Administrator in its sole discretion, including, without limitation, one or more of the following criteria: (i) earnings, including one or more of operating income, net operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) cumulative earnings per share growth; (xiii) operating margin or profit margin; (xiv) stock price or total shareholder return; (xv) cost targets, reductions and savings, productivity and efficiencies; (xvi) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation and information technology goals, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xvii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xviii) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or any Affiliate thereof, or a division or strategic business unit of the Company or any Affiliate thereof, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). The Administrator shall have the authority to make equitable adjustments to the Performance Goals as may be determined by the Administrator, in its sole discretion.

(gg) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(hh) “Plan” has the meaning set forth in Section 1 hereof.

(ii) “Purchase Date” has the meaning set forth in Section 13(b) hereof.

(jj) “Purchased Shares” has the meaning set forth in Section 13(b) hereof.

(kk) “Qualifying Director” has the meaning set forth in Section 13(a) hereof.

(ll) “Related Right” has the meaning set forth in Section 8(a) hereof.

(mm) “Restricted Stock” means Shares granted pursuant to Section 9 hereof subject to certain restrictions that lapse at the end of a specified period or periods.

(nn) “Restricted Stock Unit” means the right, granted pursuant to Section 9 hereof, to receive an amount in cash or Shares (or any combination thereof) equal to the Fair Market Value of a Share subject to certain restrictions that lapse at the end of a specified period or periods.

(oo) “Rule 16b-3” has the meaning set forth in Section 3(a) hereof.

(pp) “Shares” means Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

(qq) “Stock Appreciation Right” means the right to receive, upon exercise of the right, the applicable amounts as described in Section 8 hereof.

(rr) “Stock Bonus” means a bonus payable in fully vested shares of Common Stock granted pursuant to Section 11 hereof.

(ss) “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.

(tt) “Transfer” has the meaning set forth in Section 18 hereof.

Section 3. Administration.

(a) The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), to the extent applicable.

(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1) to select those Eligible Recipients who shall be Participants;

(2) to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses, Other Stock-Based Awards, Cash Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(3) to determine the number of Shares to be covered by each Award granted hereunder;

(4) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Stock or Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Stock or Restricted Stock Units shall lapse, (ii) the Performance Goals and periods applicable to Awards, (iii) the Exercise Price of each Option and the Base Price of each Stock Appreciation Right, (iv) the vesting schedule applicable to each Award, subject to Section 4(d) hereof, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and, in the event of the Participant’s death or Disability, accelerating the vesting schedule of such Awards);

(5) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;

(6) to determine the Fair Market Value in accordance with the terms of the Plan;

(7) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment or service for purposes of Awards granted under the Plan;

(8) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

(9) to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws, which rules and regulations may be set forth in an appendix or appendices to the Plan; and

(10) to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

(c) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

(d) The Administrator may, in its sole discretion, delegate its authority, in whole or in part, under this Section 3 (including, but not limited to, its authority to grant Awards under the Plan, other than its authority to grant Awards under the Plan to any Participant who is subject to reporting under Section 16 of the Exchange Act) to one or more officers of the Company, subject to the requirements of applicable law or any stock exchange on which the Shares are traded.

Section 4. Shares Reserved for Issuance; Certain Limitations; Minimum Vesting Conditions.

(a) The maximum number of shares of Common Stock reserved for issuance under the Plan shall be 6,697,710 shares (subject to adjustment as provided in Section 5).

(b) Notwithstanding anything in this Plan to the contrary, and subject to Section 4(e) hereof and to adjustment as provided in Section 5 hereof, (A) no Participant will be granted (i) Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses or Other Stock-Based Awards for more than 2,000,000 shares of Common Stock during any calendar year or (ii) a Cash Award in excess of $15,000,000 during any calendar year and (B) the Company may not grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses or Other Stock-Based Awards in any Plan Year to be settled in a number of shares of Common Stock that exceeds the sum of (i) 20% of the number of shares of Common Stock reserved for issuance under the Plan pursuant to Section 4(a) hereof (the "Base Cap") and (ii) the excess of (x) the total number of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses or Other Stock-Based Awards to be settled in shares of Common Stock that could have been granted in all prior Plan Years in accordance with the limit imposed by the Base Cap, less (y) the total number of such Awards actually granted during all such prior Plan Years. “Plan Year” means each one-year period during the term of the Plan beginning on the Effective Date.

(c) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with the exercise of any Option or Stock Appreciation Right under the Plan or the payment of any purchase price with respect to any other Award under the Plan, as well as any Shares exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for subsequent Awards under the Plan, and notwithstanding that a Stock Appreciation Right is settled by the delivery of a net number of shares of Common Stock, the full number of shares of Common Stock underlying such Stock Appreciation Right shall not be available for subsequent Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. Shares of Common Stock, if any, that are repurchased by the Company using the proceeds received by the Company from the exercise of any Option or Stock Appreciation Right or from the payment of any purchase price with respect to any other Award shall not be added to the aggregate number of shares of Common Stock available for Awards under the Plan. Shares of Common Stock underlying Awards that can only be settled in cash shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan.

(d) Any Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses or Other Stock-Based Awards granted under the Plan (other than such Awards representing a maximum of five percent (5%) of the shares of Common Stock reserved for issuance under the Plan pursuant to Section 4(a) hereof) shall be granted subject to a minimum vesting period of at least twelve (12) months, such that no such Awards shall vest prior to the first anniversary of the applicable grant date.

(e) No Participant who is a non-employee director of the Company shall be granted Awards during any calendar year that, when aggregated with such non-employee director’s cash fees with respect to such calendar year, exceed $400,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for the Company’s financial reporting purposes).

Section 5. Equitable Adjustments.

(a) In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of shares of Common Stock reserved for issuance under the Plan and the maximum number of shares of Common Stock or cash that may be subject to Awards granted to any Participant in any calendar year, (ii) the kind and number of securities subject to, and the Exercise Price or Base Price of, any outstanding Options and Stock Appreciation Rights granted under the Plan, (iii) the kind, number and purchase price of shares of Common Stock, or the amount of cash or amount or type of other property, subject to outstanding Restricted Stock, Restricted Stock Units, Stock Bonuses and Other Stock-Based Awards granted under the Plan or (iv) the Performance Goals and performance periods applicable to any Awards granted under the Plan; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion.

(b) Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, reduced by the aggregate Exercise Price or Base Price thereof, if any; provided, however, that if the Exercise Price or Base Price of any outstanding Award is equal to or greater than the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, the Board may cancel such Award without the payment of any consideration to the Participant.

(c) The determinations made by the Administrator or the Board, as applicable, pursuant to this Section 5 shall be final, binding and conclusive.

Section 6. Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.

Section 7. Options.

(a) General. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a Nonqualified Stock Option (and in the event the Award Agreement has no such designation, the Option shall be a Nonqualified Stock Option). The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.

(b) Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of the related shares of Common Stock on the date of grant.

(c) Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement.

(d) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

(e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.

(f) ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan. At the discretion of the Administrator, ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company.

(i) ISO Grants to 10% Stockholders. Notwithstanding anything to the contrary in the Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant.

(ii) $100,000 Per Year Limitation For ISOs. To the extent the aggregate Fair Market Value (determined on the date of grant) of the Shares for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(iii) Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date the Participant makes a “disqualifying disposition” of any Share acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of (i) two years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the Shares by exercising the ISO. The Company may, if determined by the Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

(g) Rights as Stockholder. A Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 17 hereof.

(h) Termination of Employment or Service. In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Options, such Options shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.

(i) Other Change in Employment or Service Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status or service status of a Participant, in the discretion of the Administrator.

Section 8. Stock Appreciation Rights.

(a) General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the Base Price, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b) Base Price. Each Stock Appreciation Right shall be granted with a base price that is not less than one hundred percent (100%) of the Fair Market Value of the related shares of Common Stock on the date of grant (such amount, the “Base Price”).

(c) Rights as Stockholder. A Participant shall have no rights to dividends, dividend equivalents or any other rights of a stockholder with respect to the Shares, if any, subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 17 hereof.

(d) Exercisability.

(1) Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(2) Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8.

(e) Consideration Upon Exercise.

(1) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value of a share of Common Stock as of the date of exercise over the Base Price per share specified in the Free Standing Right, multiplied by (ii) the number of Shares in respect of which the Free Standing Right is being exercised.

(2) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value of a share of Common Stock as of the date of exercise over the Exercise Price specified in the related Option, multiplied by (ii) the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(3) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).

(f) Termination of Employment or Service.

(1) In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.

(2) In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(g) Term.

(1) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(2) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

(h) Other Change in Employment or Service Status. Stock Appreciation Rights shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status or service status of a Participant, in the discretion of the Administrator.

Section 9. Restricted Stock and Restricted Stock Units.

(a) General. Restricted Stock and Restricted Stock Units may be issued under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Stock or Restricted Stock Units shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock or Restricted Stock Units; the period of time prior to which Restricted Stock or Restricted Stock Units become vested and free of restrictions on Transfer (the “Restricted Period”); the Performance Goals (if any);

and all other conditions of the Restricted Stock and Restricted Stock Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock or Restricted Stock Units, in accordance with the terms of the grant. The provisions of Restricted Stock or Restricted Stock Units need not be the same with respect to each Participant.

(b) Awards and Certificates.

(1) Except as otherwise provided in Section 9(c) hereof, (i) each Participant who is granted an Award of Restricted Stock may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Stock; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. The Company may require that the stock certificates, if any, evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock transfer form, endorsed in blank, relating to the Shares covered by such award. Certificates for shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Stock.

(2) With respect to an Award of Restricted Stock Units to be settled in Shares, at the expiration of the Restricted Period, stock certificates in respect of the shares of Common Stock underlying such Restricted Stock Units may, in the Company’s sole discretion, be delivered to the Participant, or his legal representative, in a number equal to the number of shares of Common Stock underlying the Award of Restricted Stock Units.

(3) Notwithstanding anything in the Plan to the contrary, any Restricted Stock or Restricted Stock Units to be settled in Shares (at the expiration of the Restricted Period) may, in the Company’s sole discretion, be issued in uncertificated form.

(4) Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Stock Units, at the expiration of the Restricted Period, Shares (either in certificated or uncertificated form) or cash, as applicable, shall promptly be issued to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance or payment shall in any event be made no later than March 15th of the calendar year following the year of vesting or within such other period as is required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code.

(c) Restrictions and Conditions. The Restricted Stock and Restricted Stock Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter:

(1) Subject to Section 4(d) hereof, the Award Agreement may provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as set forth in the Award Agreement, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment or service with the Company or any Affiliate thereof, or the Participant’s death or Disability. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 14 hereof.

(2) Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to shares of Restricted Stock during the Restricted Period, including the right to vote such shares and to receive any dividends declared with respect to such shares; provided, however, that any dividends declared during the Restricted Period with respect to such shares shall only become payable if (and to the extent) the underlying Restricted Shares vest. The Participant shall generally not have the rights of a stockholder with respect to shares of Common Stock subject to Restricted Stock Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to any dividends declared during the Restricted Period with respect to the number of shares of Common Stock covered by Restricted Stock Units may, to the extent set forth in an Award Agreement, be provided to the Participant at the time (and to the extent) that shares of Common Stock in respect of the related Restricted Stock Units are delivered to the Participant. For the avoidance of doubt, any dividend or dividend equivalent awarded with respect to Restricted Stock or Restricted Stock Units shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Restricted Stock or Restricted Stock Units.

(d) Termination of Employment or Service. The rights of Participants granted Restricted Stock or Restricted Stock Units upon termination of employment or service with the Company and all Affiliates thereof for any reason during the Restricted Period shall be set forth in the Award Agreement.

(e) Form of Settlement. The Administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any Restricted Stock Unit represents the right to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.

Section 10. Other Stock-Based Awards.

Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including but not limited to dividend equivalents, may be granted either alone or in addition to other Awards (other than in connection with Options or Stock Appreciation Rights) under the Plan. Any dividend or dividend equivalent awarded hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Awards and shall only become payable if (and to the extent) the underlying Awards vest. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Stock-Based Awards shall be granted, the number of shares of Common Stock to be granted pursuant to such Other Stock-Based Awards, or the manner in which such Other Stock-Based Awards shall be settled (e.g., in shares of Common Stock, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Stock-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Stock-Based Awards.

Section 11. Stock Bonuses.

In the event that the Administrator grants a Stock Bonus, the Shares constituting such Stock Bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

Section 12. Cash Awards.

The Administrator may grant Awards that are payable solely in cash, as deemed by the Administrator to be consistent with the purposes of the Plan, and such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion, from time to time. Cash Awards may be granted with value and payment contingent upon the achievement of Performance Goals.

Section 13. Director Stock Program

(a) The Board may, in its sole discretion, permit any individual who first becomes a non-employee director of the Company following the Effective Date (a “Qualifying Director”) to make a one-time election to participate in a stock purchase and matching grant program in accordance with the terms and conditions set forth in this Section 13 (the “Director Stock Program”).

(b) The Director Stock Program will provide that if the Qualifying Director purchases shares of Common Stock on the New York Stock Exchange (or other applicable market) (the “Purchased Shares”) within thirty (30) days following the date on which the Qualifying Director first becomes a non-employee director of the Company for a purchase price equal to the aggregate Fair Market Value of such shares of Common Stock on the date of purchase (the “Purchase Date”), then the Qualifying Director will receive a grant of fully vested Shares under the Plan with an aggregate Fair Market Value calculated as of the Purchase Date equal to twenty percent (20%) of the lesser of (i) the aggregate Fair Market Value of the Purchased Shares on the Purchase Date or (ii) $500,000, provided that no fractional Shares shall be issued pursuant to this Section.

(c) The Director Stock Program will terminate on the date that is thirty (30) days following the date on which the Qualifying Director first becomes a non-employee director of the Company; provided, that, notwithstanding anything in this Section 13 to the contrary, if the Qualifying Director is prohibited from purchasing shares of Common Stock during the entirety of such thirty (30) day period as a result of insider trading or other applicable restrictions, then the Director Stock Program will be extended to the date that is thirty (30) days following the date on which such restrictions are no longer applicable.

Section 14. Change in Control Provisions (Double-Trigger Vesting).

In the event that a Change in Control occurs, each Award granted under the Plan shall continue to operate in accordance with its terms, subject to adjustment (including, without limitation, assumption or conversion into equivalent awards of the acquirer’s equity) as provided in Section 5 hereof. In the event that (a) a Change in Control occurs, and (b) the Participant’s employment or service is terminated by the Company, its successor or an Affiliate thereof without Cause or by the Participant for Good Reason (if applicable) on or after the effective date of the Change in Control but prior to twelve (12) months following the Change in Control, then:

(a) any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and

(b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved.

Section 15. Amendment and Termination.

The Board may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s stockholders for any amendment to the Plan that would require such approval in order to satisfy any rules of the stock exchange on which the Common Stock is traded or other applicable law. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 hereof and the immediately preceding sentence, no such amendment shall impair the rights of any Participant without his or her consent.

Section 16. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 17. Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, an amount in respect of such taxes up to the maximum statutory rates in the Participant’s applicable jurisdiction with respect to the Award, as determined by the Company. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto as determined by the Company. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations as determined by the Company; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or other property, as applicable, or (ii) by delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations as determined by the Company. Such already owned and unrestricted shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award as determined by the Company.

Section 18. Transfer of Awards.

Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of any shares of Common Stock or other property underlying such Award. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option or Stock Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.

Section 19. Continued Employment or Service.

Neither the adoption of the Plan nor the grant of an Award hereunder shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 20. Effective Date.

The Plan was adopted by the Board on April 11, 2018, and shall become effective on the date that it is approved by the Company’s stockholders (“Effective Date”).

Section 21. Term of Plan.

No Award shall be granted pursuant to the Plan on or after the fifth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 22. Securities Matters and Regulations.

(a) Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Common Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

(b) Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Stock, no such Award shall be granted or payment made or Common Stock issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c) In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 23. Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.

Section 24. No Fractional Shares.

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 25. Beneficiary.

A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 26. Paperless Administration.

In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

Section 27. Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 28. Clawback.

Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Section 29. Section 409A of the Code.

The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

Section 30. Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the principles of conflicts of law of such state.

Section 31. Titles and Headings.

The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Section 32. Successors.

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

Section 33. Relationship to other Benefits.

No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

DRIVE SHACK INC.
111 W 19th St
8th Floor
NEW YORK, NY 10011

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Stuart A. McFarland   02 Clifford Press

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for Drive Shack Inc. for fiscal year 2018.	☐	☐	☐
3. To approve the Drive Shack Inc. 2018 Omnibus Incentive Plan.	☐	☐	☐

NOTE: The Board of Directors may consider and act upon any other business properly presented at the Annual Meeting. If a proxy is properly executed, then your shares will be voted either in the manner you indicate, or if no direction is indicated, in the manner directed by the Board of Directors (including with respect to any matter not specified above that is properly presented at the Annual Meeting).

To obtain detailed instructions on how to register and attend the meeting, please see the proxy statement.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000377001_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com .

DRIVE SHACK INC.
This proxy is solicited on behalf of the Board of Directors
ANNUAL MEETING OF STOCKHOLDERS
May 25, 2018

The stockholder(s) hereby appoint(s) Wesley R. Edens and Sarah L. Watterson, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Drive Shack Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Eastern Time on May 25, 2018, at Dyker Beach Golf Course, 1030 86th St., Brooklyn, New York 11228, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH OF PROPOSALS 2 AND 3.

PLEASE MARK, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000377001_2 R1.0.1.17